Exhibit 10.16

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

LICENSE AND COLLABORATION AGREEMENT

by and between

DAIICHI SANKYO EUROPE GMBH

and

ESPERION THERAPEUTICS, INC.

JANUARY 2, 2019

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

TABLE OF CONTENTS

1.	DEFINITIONS	1

2.	DEVELOPMENT	15

3.	REGULATORY MATTERS	17

4.	COMMERCIALIZATION	22

5.	MANUFACTURE AND SUPPLY	25

6.	COLLABORATION MANAGEMENT	26

7.	CONFIDENTIALITY AND PUBLICATION	30

8.	LICENSES	32

9.	FINANCIAL TERMS; ROYALTY REPORTS; PAYMENTS AND AUDITS	35

10.	REPRESENTATIONS, WARRANTIES AND COVENANTS	39

11.	INDEMNIFICATION; LIMITATION OF LIABILITY; INSURANCE	43

12.	INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS	45

13.	TERM AND TERMINATION; REMEDIES	49

14.	MISCELLANEOUS	53

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULES

Schedule 1.47	Esperion Third Party Agreement

Schedule 1.48	Esperion Trademarks

Schedule 1.60	Global Clinical Studies

Schedule 1.77	Licensed Products

Schedule 2.1.1	Esperion Global Development Plan

Schedule 7.3	Press Release

Schedule 10.2	Disclosure Schedule

Schedule 10.2.5	Esperion Patent Rights

iii

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

DRAFT LICENSE AND COLLABORATION AGREEMENT

THIS LICENSE AND COLLABORATION AGREEMENT (this “Agreement”), entered into as of January 2, 2019 (the “Effective Date”), is entered into by and between Daiichi Sankyo Europe GmbH, a corporation organized and existing under the laws of Germany (“DSE”) and Esperion Therapeutics, Inc., a corporation organized and existing under the laws of the state of Delaware (“Esperion”).

RECITALS

WHEREAS, Esperion owns or otherwise controls certain technology and information relating to Bempedoic Acid and the Licensed Products;

WHEREAS, DSE is a pharmaceutical company that conducts research, development, manufacturing and commercialization of pharmaceutical products; and

WHEREAS, Esperion desires to grant to DSE exclusive rights to commercialize products containing Bempedoic Acid in the DSE Territory developed by Esperion, and DSE desires to undertake such commercialization activities, each in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties hereby agree as follows:

1.                                      DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1.                            “Acquired Business” has the meaning set forth in Section 14.15.3 (Acquired Programs).

1.2.                            “Acquirer” has the meaning set forth in Section 14.15.2 (Future Acquisition of a Party or its Business).

1.3.                            “Action” has the meaning set forth in Section 14.4 (Jurisdiction).

1.4.                            “Affiliate” means, with respect to a Person, any other Person which controls, is controlled by, or is under common control with the applicable Person. For purposes of this definition, “control” shall mean: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors, or otherwise having the power to control or direct the affairs of such Person; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest or the power to direct the management and policies of such non-corporate entities.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

1.5.                            “Agreement” has the meaning set forth in the Preamble.

1.6.                            “Alliance Manager” has the meaning set forth in Section 6.1.4.(a) (Alliance Managers).

1.7.                            “Bankrupt Party” has the meaning set forth in Section 8.6 (Bankruptcy and Section 365(n)).

1.8.                            “Bankruptcy Code” has the meaning set forth in Section 8.6 (Bankruptcy and Section 365(n)).

1.9.                            “Bempedoic Acid” shall mean 8-Hydroxy-2,2,14,14-tetramethylpentadecanedioic acid.

1.10.                     “BIA” has the meaning set forth in Section 8.6 (Bankruptcy and Section 365(n)).

1.11.                     “Board” has the meaning set forth in Section Error! Reference source not found. (Standstill Term).

1.12.                     “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31 of each calendar year, provided that (a) the first Calendar Quarter of the Term shall begin on the Effective Date and end on the first to occur of March 31, June 30, September 30 or December 31 thereafter and the last Calendar Quarter of the Term shall end on the last day of the Term and (b) the first Calendar Quarter of a Royalty Term for a Licensed Product in a country shall begin on the First Commercial Sale of a Licensed Product in such country and end on the first to occur of March 31, June 30, September 30 or December 31 thereafter and the last Calendar Quarter of a Royalty Term shall end on the last day of such Royalty Term.

1.13.                     “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31, provided that (a) the first Calendar Year of the Term shall begin on the Effective Date and end on the first December 31 thereafter and the last Calendar Year of the Term shall end on the last day of the Term and (b) the first Calendar Year of a Royalty Term for a Licensed Product in a country shall begin on the First Commercial Sale of a Licensed Product in such country and end on the first December 31 thereafter and the last Calendar Year of the Term shall end on the last day of such Royalty Term.

1.14.                     “CCAA” has the meaning set forth in Section 8.6 (Bankruptcy and Section 365(n)).

1.15.                     “Change of Control” shall mean any of the following events:  (a) any Person becomes the “beneficial owner” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder (or, in each case, any successor thereto), it being understood that a Person shall not be deemed to have “beneficial ownership” of (x) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of its Affiliates until such tendered securities are accepted for purchase or

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

exchange thereunder, or (y) any securities if beneficial ownership in respect thereof (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act, directly or indirectly, of a majority of the total voting power represented by all classes of capital stock then outstanding of Esperion normally entitled to vote in elections of directors; (b) (i) Esperion reorganizes, consolidates or comes under common control with, or merges into another corporation or entity, or (ii) any corporation or entity reorganizes, consolidates or comes under common control with, or merges into Esperion, in either event of the foregoing clauses (i) or (ii), where stockholders of Esperion immediately prior to the consummation of such transaction hold less than fifty percent (50%) of the securities outstanding of the surviving entity normally entitled to vote in elections of directors immediately following consummation of such transaction; or (c) Esperion conveys, transfers or leases all or substantially all of its assets to any Person other than a directly or indirectly wholly owned Affiliate of Esperion.

1.16.                     “cGMP” or “current Good Manufacturing Practices” means the then-current standards for manufacturing activities for biological or therapeutic products, as appropriate, as set forth in the FD&C Act, and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good manufacturing practice as are required by other Governmental Authorities in countries in which Licensed Products are intended to be manufactured or sold.

1.17.                     “CLEAR Outcome Study” means the Clinical Study conducted by or on behalf of Esperion pursuant to the protocol entitled “A Randomized, Double-blind, Placebo-controlled Study to Assess the Effects of Bempedoic Acid (ETC-1002) on the Occurrence of Major Cardiovascular Events in Patients with, or at high risk for, Cardiovascular Disease who are Statin Intolerant”.

1.18.                     “Clinical Study” or “Clinical Studies” means a human clinical study conducted on human subjects, including any Phase 1 Clinical Study, Phase 2 Clinical Study or Phase 3 Clinical Study that involves a test product, drug or device and that either is subject to requirements for prior submission to a Regulatory Authority or is not subject to requirements for prior submission to a Regulatory Authority but the results of which are intended to be submitted later to, or held for inspection by, a Regulatory Authority as part of an application for a research permit or Regulatory Approval, and includes studies relating to the safety, tolerability, pharmacological activity, pharmacokinetics, dose ranging or efficacy of the product, drug or device.

1.19.                     “Co-Chairpersons” has the meaning set forth in Section 6.1.3 (JCC Co-Chairpersons).

1.20.                     “Commercialization” or “Commercialize” means any and all activities directed to marketing, promoting, distributing, importing, exporting, using, offering to sell, selling or having sold a product, but excluding for the avoidance of doubt, Developing and Manufacturing

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

and including, for avoidance of doubt, the establishment and maintenance of patient registries or similar patient advocacy activities and programs.

1.21.                     “Commercially Reasonable Efforts” means, with respect to a Party’s obligations that relate to the achievement of an objective related to a Licensed Product, at any given time as the case may be, efforts reasonably used by a similarly situated entity in the pharmaceutical industry of similar resources and expertise as such Party, for such similar entity’s own products (including internally developed, acquired and in-licensed products) of a similar modality with similar commercial potential at a similar stage in their lifecycle (assuming continuing development of such product), taking into consideration all Relevant Factors.

1.22.                     “Competing Infringement” has the meaning set forth in Section 12.3.1 (Notice of Infringement).

1.23.                     “Competing Program” has the meaning set forth in Section 14.15.3 (Acquired Programs).

1.24.                     “Confidential Information” means any and all confidential or proprietary information and data, including Esperion Technology, and Joint Technology, and all other scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether communicated in writing or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement. Esperion Technology is the Confidential Information of Esperion. Joint Technology and the terms of this Agreement are the Confidential Information of both Parties.

1.25.                     “Control”, “Controls” or “Controlled by” means, with respect to any intellectual property right (including any Patent Right or Know-How), the possession of (whether by ownership or license, other than pursuant to this Agreement) the ability of a Person or its Affiliates to assign, transfer, or grant access to, or to grant a license or sublicense of, such right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Person would be required hereunder to assign, transfer or grant another Person such access or license or sublicense.  Notwithstanding the foregoing, with respect to any Patent Right, Know-How or other intellectual property right acquired or in-licensed for which a Party would be required to make payments to any Third Party in connection with the license or access granted to the other Party under this Agreement, such intellectual property will be treated as “Controlled” by the licensing Party to the extent that, and only to the extent that and for so long as, the other Party agrees and does promptly pay to the licensing Party all such applicable payments to such Third Party arising out of the grant and exercise of the license to the other Party hereunder.

1.26.                     “Cost of Goods” means, with respect to the supply of Licensed Product: (a) where Esperion or its Affiliates Manufacture such Licensed Product, the reasonable internal and external costs incurred by Esperion and its Affiliates in Manufacturing such Licensed Product, including the fully allocated cost of Manufacture of such Licensed Product, consisting of direct material and direct labor costs (including direct material and direct labor costs incurred for facility start-up for such Licensed Product), plus overhead directly attributable to the

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Manufacture of such Licensed Product (including all directly incurred Manufacturing variances, inventory write-offs and a reasonable allocation of related Manufacturing administrative, freight, distribution, facilities operations and facilities depreciation costs for such Licensed Product, all calculated in accordance with GAAP), and (b) where such Licensed Product is Manufactured by a Third Party manufacturer, the actual fees paid by Esperion to the Third Party for the Manufacture and supply of such Licensed Product. For the avoidance of doubt, such Cost of Goods shall not include a mark-up or profit for Esperion.

1.27.                     “Cover”, “Covers” or “Covered” means, with respect to a particular subject matter at issue and the relevant Patent Right, that, but for a license granted to a Party or a Third Party under a claim included in such Patent Right, the manufacture, use, sale, offer or sale or importation by such Party of the subject matter at issue would infringe such claim or, in the case of a Patent Right that is a patent application, would infringe a claim in such patent application if it were to issue as a patent in a particular country or countries.

1.28.                     “Development,” “Developing” or “Develop” means under this Agreement, with respect to Licensed Products, the development activities conducted before or after obtaining Regulatory Approval that are reasonably related to or leading to the development, preparation and submission of data and information to a Regulatory Authority for the purpose of obtaining, supporting or expanding a Regulatory Approval, including but not limited to all activities related to pharmacokinetic profiling, design and conduct of pre-clinical development, non-clinical development, pre-clinical studies, in vitro studies, Clinical Studies, other studies and scientific activities ordinarily conducted in the pharmaceutical industry in the EMA territory and other countries of the DSE Territory as a prerequisite to or in connection with a Clinical Study, regulatory affairs, statistical analysis, report writing and regulatory filing creation and submission, including (i) Post-Approval Studies and (ii) studies that will result in an amendment to the indication included in the product labelling for the Licensed Product, but excluding for the avoidance of doubt, Research and Manufacturing and the conduct of Selected Clinical Activities .

1.29.                     “DOJ” means the U.S. Department of Justice.

1.30.                     “DSE” has the meaning set forth in the Preamble.

1.31.                     “DSE Indemnitees” has the meaning set forth in Section 11.2 (General Indemnification by Esperion).

1.32.                     “DSE Know-How” means Know-How Controlled by DSE or any of its Affiliates during the Term, that arises out of the performance of obligations or exercise of rights hereunder, and that is necessary or useful to the Development, Manufacture or Commercialization of the Licensed Products, but excluding Joint Know-How.

1.33.                     “DSE Patent Rights” means any Patent Rights Controlled by DSE or its Affiliates on the Effective Date or during the Term, that Cover inventions that arise out of the performance of obligations or exercise of rights hereunder, and that are reasonably necessary or

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

useful to the Development, Manufacture or Commercialization of the Licensed Products, but excluding Joint Patent Rights.

1.34.                     “DSE Technology” means DSE Know-How and DSE Patent Rights.

1.35.                     “DSE Territory” means Andorra, Austria, Belgium, Bulgaria, Croatia, Republic of Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy (incl. Vatican City), Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Monaco, Netherlands, Norway, Poland, Portugal, Romania, San Marino, Slovenia, Slovakia, Spain, Sweden, Switzerland and United Kingdom.

1.36.                     “DSE Territory Commercialization Plan” has the meaning set forth in Section 4.2.1 (DSE Territory Commercialization Plan).

1.37.                     “DSE Territory Promotional Materials” has the meaning set forth in Section 4.3.2 (DSE Advertising and Promotion).

1.38.                     “Effective Date” has the meaning set forth in the Preamble.

1.39.                     “EMA” means the European Medicines Agency and any successor Governmental Authority having substantially the same function.

1.40.                     “Esperion” has the meaning set forth in the Preamble.

1.41.                     “Esperion Global Development Plan” has the definition set forth in Section 2.1.1 (Esperion Global Development Plans).

1.42.                     “Esperion Indemnitees” has the meaning set forth in Section 11.1 (General Indemnification by DSE).

1.43.                     “Esperion Know-How” means Know-How Controlled by Esperion or its Affiliates on the Effective Date or during the Term that is reasonably necessary or useful to the Development, Manufacture or Commercialization of the Licensed Products, but excluding Joint Know-How.

1.44.                     “Esperion Patent Rights” means any Patent Right Controlled by Esperion or its Affiliates on the Effective Date or during the Term that is reasonably necessary or useful to the Development, Manufacture or Commercialization of the Licensed Products in the Field and in the DSE Territory, but excluding Joint Patent Rights.  The Esperion Patent Rights existing as of the Effective Date are those Patent Rights identified on Schedule 10.2.5 (Esperion Patent Rights).   Schedule 10.2.5 (Esperion Patent Rights) shall be amended from time to time at the initiative of Esperion or the reasonable request of DSE to reflect the then-current status of the Esperion Patent Rights including by adding or deleting Patent Rights as required for accuracy and completeness.

1.45.                     “Esperion Technology” means Esperion Know-How and Esperion Patent Rights.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

1.46.                     “Esperion Territory” means worldwide, excluding the DSE Territory.

1.47.                     “Esperion Third Party Agreements” means such agreements between Esperion and a Third Party pursuant to which Esperion Controls Know-How or Patent Rights reasonably necessary or useful to Develop, Manufacture or Commercialize Licensed Products, as set forth in Schedule 1.47.

1.48.                     “Esperion Trademarks” means any and all trademarks pertaining to the Licensed Products that are owned by Esperion and set forth in Schedule 1.48, excluding any Esperion house marks and the name “Esperion.”

1.49.                     “FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended.

1.50.                     “FDA” means the United States Food and Drug Administration and any successor Governmental Authority having substantially the same function.

1.51.                     “Field” means the use of Licensed Product in humans.

1.52.                     “First Commercial Sale” means, with respect to a country, the first sale for end use or consumption of Licensed Product in such country, except for named patient sales, compassionate use or other patient access programs, after all Regulatory Approvals legally required for such sale have been granted by the Regulatory Authority of such country.

1.53.                     “Fiscal Quarter” means the respective periods of three (3) consecutive calendar months ending on June 30, September 30, December 31 and March 31, of each calendar year.

1.54.                     “Fiscal Year” means each successive period of twelve (12) months commencing on April 1 and ending on March 31, provided that the first Fiscal Year of the Term shall begin on the Effective Date and end on the first March 31 thereafter and the last Fiscal Year of the Term shall end on the last day of the Term.

1.55.                     “FTC” means the U.S. Federal Trade Commission.

1.56.                     “GAAP” means generally accepted accounting principles as practiced in the United States, consistently applied.

1.57.                     “GCP” or “Good Clinical Practices” means all applicable good clinical practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable, (i) as set forth in the European Commission Directive 2001/20/EC of April 4, 2001 relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use, and brought into law by the European Commission Directive 2005/28/EC of April 8, 2005 laying down the principles and detailed guidelines for good clinical practice for investigational medicinal products, both as amended or replaced with equivalent regulations from time to time; (ii) the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Human Use (“ICH”), Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for clinical trials on medicinal products in the European Union; (iii) the Declaration of Helsinki (1964) as last amended at the 59th World Medical Association (WMA) General Assembly in October 2008 and any further amendments or clarifications thereto; (iv) the United States Code of Federal Regulations, Title 21, Parts 50 (“Protection of Human Subjects”), 56 (“Institutional Review Boards”) and 312 (“Investigational New Drug Application”), as may be amended from time to time; and (v) the equivalent Applicable Laws in any relevant country or jurisdiction, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reports results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.58.                     “Generic Product” means, with respect to Licensed Product in a country, a pharmaceutical product that is approved for use in such country by a Regulatory Authority through a regulatory pathway referencing or relying on clinical data, or any findings of safety or efficacy therein, including the pathways set forth in Article 6 of Regulation (EC) 726/2004 and Article 10 of Directive 2001/83/EC, that are first submitted by Esperion or its Affiliates or Sublicensees for obtaining Regulatory Approval for Licensed Product, in each case other than any Licensed Product that has been Developed under this Agreement by Esperion or any of its Affiliates or Sublicensees or Commercialized by DSE or any of its Affiliates or Sublicensees in such country.

1.59.                     “Global Branding Strategy” has the meaning set forth in Section 4.3.1 (Global Branding).

1.60.                     “Global Clinical Study” means, with respect to any Licensed Product, a Clinical Study included in the Esperion Global Development Plan for such Licensed Product.  As of the Effective Date, the Global Clinical Studies are listed on Schedule 1.60. Schedule 1.60 shall be amended from time to time at the initiative of Esperion or the reasonable request of DSE to reflect the then-current status of the Global Clinical Studies being planned or executed.

1.61.                     “Governmental Authority” means any applicable government authority, court, tribunal, arbitrator, agency, department, legislative body, commission or other instrumentality of (a) any government of any country or territory, (b) any nation, state, province, region, county, city or other political subdivision thereof or (c) any supranational body.

1.62.                     “ICH” has the meaning set forth in Section 1.57  (Definition of “GCP” or “Good Clinical Practices”).

1.63.                     “IFRS” means International Financial Reporting Standards, consistently applied.

1.64.                     “Infringement Action” has the meaning set forth in Section 12.3.2 (Infringement Actions).

1.65.                     “IND” means an Investigational New Drug Application, as defined in the FD&C Act, together with any rules and regulations promulgated thereunder, or similar application or

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

submission that is required to be filed with any Regulatory Authority anywhere in the world before beginning clinical testing of an investigational drug or biological product in human subjects.

1.66.                     “Indemnitee” has the meaning set forth in Section 11.3 (Indemnification Procedure).

1.67.                     “Infringement Action” has the meaning set forth in Section 12.3.2 ( Right to Enforce).

1.68.                     “Invent” means the act of invention by inventors, as determined in accordance with the applicable patent laws.

1.69.                     “Investor” has the meaning set forth in Section 14.1.1 (Standstill Term).

1.70.                     “Joint Collaboration Committee” or “JCC” means the joint committee as more described in Section 6.1 (Joint Collaboration Committee).

1.71.                     “Joint Know-How” means any Know-How that is discovered, made or developed jointly in connection with the activities undertaken under this Agreement by one or more employees of Esperion or its Affiliates (or a Third Party acting on any of their behalf) and one or more employees of DSE or its Affiliates (or a Third Party acting on any of their behalf).

1.72.                     “Joint Patent Rights” means any Patent Right that is Invented jointly in connection with the activities undertaken under this Agreement by one or more employees of Esperion or its Affiliates (or a Third Party acting on any of their behalf) together with one or more employees of DSE or its Affiliates (or a Third Party acting on any of their behalf).

1.73.                     “Joint Technology” means Joint Know-How and Joint Patent Rights.

1.74.                     “Know-How” means all chemical or biological materials and other tangible materials, inventions, improvements, practices, discoveries, developments, data, information, technology, methods, protocols, formulas, knowledge, know-how, trade secrets, processes, assays, skills, experience, techniques and results of experimentation and testing, including pharmacological, toxicological and pre-clinical and clinical data and analytical and quality control data, in all cases, whether or not proprietary or patentable, in written, electronic or any other form now known or hereafter developed, including any physical embodiments of any of the foregoing; but excluding in any event any Patent Right and Trademarks.

1.75.                     “Laws” means all applicable laws, statutes, rules, regulations, orders, judgments, injunctions, ordinances or other pronouncements having the binding effect of law of any Governmental Authority, including if either Party is or becomes subject to a legal obligation to a Regulatory Authority or other Governmental Authority (such as a corporate integrity agreement or settlement agreement with a Governmental Authority).

1.76.                     “Licensed Patents” means Esperion Patent Rights and Joint Patent Rights.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

1.77.                     “Licensed Product” means pharmaceutical agent which includes Bempedoic Acid in any formulation, in any presentation and in any strength, including but not limited to the Licensed Product described in Schedule 1.77.

1.78.                     “Local Law” has the meaning set forth in Section 12.1.1 (Inventorship).

1.79.                     “Losses” has the meaning set forth in Section 11.1 (General Indemnification by DSE).

1.80.                     “Loss of Market Exclusivity” means, with respect to any Licensed Product and on a country-by-country basis, that (i) a Generic Product has been launched (i.e. being sold) in the relevant country; and (ii) [***] Generic Products have, in the aggregate, obtained a market share in such country in a Calendar Year greater than [***], as such Generic Product sales are evidenced by creditable independent market data or other evidence of similar credibility.

1.81.                     “Manufacturing” or “Manufacture” means, as applicable, all activities associated with the production, manufacture, process of formulating, processing, purifying, filling, finishing, packaging, labeling, shipping, importing and storage of Licensed Products, including process development, process validation, stability testing, manufacturing scale-up, pre-clinical, clinical and commercial manufacture and analytical development, product characterization, quality assurance and quality control development, testing and release.

1.82.                     “Manufacturing Subcontract” has the meaning set forth in Section 5.1.2 (Subcontracting).

1.83.                     “Material Communications” means written, telephonic or in-person communications from or with any Regulatory Authority concerning any of the following: key product quality attributes (e.g., purity) of Licensed Products, safety findings affecting a Licensed Product (e.g., Serious Adverse Events, emerging safety signals), clinical or non-clinical findings affecting patient safety, lack of efficacy, receipt or denial of Regulatory Approval, the design of Clinical Studies or the need for additional non-clinical studies (e.g., additional toxicology or carcinogenicity studies).

1.84.                     “Net Sales” means, with respect to a Licensed Product, the aggregate gross invoiced sales prices from sales of all units of such Licensed Product sold by a Party and its Related Parties to independent Third Parties in accordance with IFRS after deducting, if not previously deducted, from the amount invoiced or received:

(a)                                 [***];

(b)                                 [***];

(c)                                  [***];

(d)                                 [***];

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(e)                                  [***];

(f)                                   [***];

(g)                                  [***];

(h)                                 [***]; and

(i)                                     [***].

In the case of any sale or other disposal for value, such as barter or counter-trade, of a Licensed Product, or part thereof, other than in an arm’s length transaction exclusively for cash, Net Sales shall be calculated [***].

Notwithstanding the foregoing, the following will not be included in Net Sales for a Party: [***].

1.85.                     “Non-Bankrupt Party” has the meaning set forth in Section 8.6 (Bankruptcy and Section 365(n)).

1.86.                     “Offeror” has the meaning set forth in Section Error! Reference source not found. (Standstill Term).

1.87.                     “Out-of-Pocket Costs” means, with respect to certain activities hereunder, direct expenses paid or payable by either Party or its Affiliates to Third Parties and specifically identifiable and incurred (and invoiced) to conduct such activities for Licensed Product, as applicable, including payments to contract personnel; provided, however, that [***]will not be considered Out-of-Pocket Costs.

1.88.                     “Party” means DSE or Esperion.

1.89.                     “Patent Challenge” has the meaning set forth in Section 13.2.3 (Challenges of Patent Rights).

1.90.                     “Patent Rights” means (a) all issued patents (including any extensions, restorations by any existing or future extension or registration mechanism (including patent term adjustments, patent term extensions, supplemental protection certificates or the equivalent thereof), substitutions, confirmations, re-registrations, re-examinations, reissues, patents and patent claims maintained after post grant examination (including inter partes review, post grant review or opposition proceeding) and patents of addition); (b) patent applications (including all provisional applications, substitutions, requests for continuation, continuations, continuations-in-part, divisionals and renewals); (c) inventor’s certificates; and (d) all equivalents of the foregoing in any country of the world.

1.91.                     “Paying Party” has the meaning set forth in Section 9.9 (Taxes).

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

1.92.                     “PDA Formulation Project” has the meaning set forth in Section 2.2.1 (Product Development Activities).

1.93.                     “PDA Indication Project” has the meaning set forth in Section 2.2.1 (Product Development Activities).

1.94.                     “PDA New Product Project” has the meaning set forth in Section 2.2.1(Product Development Activities).

1.95.                     “Person” means any natural person, corporation, unincorporated organization, partnership, association, sole proprietorship, joint stock company, joint venture, limited liability company, trust or government, or Governmental Authority, or any other similar entity.

1.96.                     “Post-Approval Study” means all studies required as a condition to the grant of Regulatory Approval for the Licensed Product, such as confirmatory trials or PASS (post approval safety study).

1.97.                     “Pricing and Reimbursement Approval” means, with respect to a Licensed Product, the receipt by DSE or a Related Party of DSE of authorization for reimbursement or funding of such Licensed Product in the national health service or insurance from the national-level Governmental Authority responsible for authorizing reimbursement for and/or determining pricing for, pharmaceutical products in such country, national or supranational, as the case may be, regulatory jurisdiction.

1.98.                     “Product Development Activities” means the Development activities to be performed under the Esperion Global Development Plan for a PDA Formulation Project, a PDA Indication Project or a PDA New Product Project.

1.99.                     “Receiving Party” has the meaning set forth in Section 9.9 (Taxes).

1.100.              “Regulatory Approval” means any and all approvals, licenses, registrations or authorizations of any Regulatory Authority that are necessary for the marketing and sale of a product in a country or group of countries, including a marketing authorization application filed with (a) the EMA under the centralized EMA filings procedure or (b) if the centralized EMA filing procedure is not used, a Regulatory Authority in any country in the DSE Territory, in each case (clauses (a) and (b)), including all additions, amendments, supplements, extensions and modifications thereto, but excluding Pricing and Reimbursement Approvals.

1.101.              “Regulatory Authority” means any Governmental Authority involved in granting approvals for the Development, Manufacturing, Commercialization, reimbursement or pricing of Licensed Products, including the EMA.

1.102.              “Regulatory Documentation” means all applications, registrations, licenses, authorizations and approvals, all correspondence submitted to or received from Regulatory Authorities within the DSE Territory (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents, relating to

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

the Licensed Product, and all data contained in any of the foregoing, including all clinical trial applications, Regulatory Approvals and applications therefor, regulatory drug lists, advertising and promotion documents, adverse event files and complaint files.

1.103.              “Regulatory Exclusivity” means, with respect to a Licensed Product in a country, any exclusive marketing right, data exclusivity right or other status conferred by any Governmental Authority with respect to such Licensed Product in such country, other than a Patent Right, that limits or prohibits a Person from (i) relying on pivotal safety or efficacy data generated by or for the Parties with respect to a Licensed Product in an application for Regulatory Approval of a Generic Product or (ii) Commercializing a Licensed Product or a Generic Product.

1.104.              “Related Party” means a Party’s Affiliates and permitted Sublicensees.

1.105.              “Relevant Factors” means all relevant factors that may affect the Development or Commercialization of a Licensed Product, including (as applicable), [***] and any other relevant scientific, technical, operational and commercial factors.

1.106.              “Responsible Party” has the meaning set forth in Section 12.3.3 (Control; Cooperation).

1.107.              “Research” means activities related to the design, discovery, generation, identification, profiling, characterization, production, process development, or cell line development of drug candidates and products, and shall include but not be limited to any activity involving or related to the alteration of the molecular structure of Bempedoic Acid.

1.108.              “Safety Concern” means, with respect to any Licensed Product, (a) any safety concern required to be reported under 21 C.F.R. § 312.32(c)(1)(iii) (“Findings from animal or in vitro testing”) if an IND with respect to such Licensed Product was open at the time of the observation or (b) a material toxicity or material drug safety issue or a Serious Adverse Event reasonably related to a Licensed Product.

1.109.              “SDEA” has the meaning set forth in Section 3.8 (Pharmacovigilance).

1.110.              “Selected Clinical Activities” means any clinical activities, including but not limited to, post-marketing clinical trials and investigator-initiated clinical studies, that are to be conducted in the DSE Territory under the oversight or sponsorship of DSE pursuant to a protocol approved by the JCC as set forth in Section 4.1.4 (Selected Clinical Activities).

1.111.              “Shares of Then Outstanding Capital Stock” shall mean, at any time, the issued and outstanding shares of Common Stock at such time, as well as all capital stock issued and outstanding as a result of any stock split, stock dividend, reclassification or similar transaction relating to Common Stock or distributable, on a pro rata basis, to all holders of Common Stock.

1.112.              “Serious Adverse Event” means an adverse drug experience or circumstance that results in any of the following outcomes (a) death, (b) life-threatening event, (c) inpatient

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

hospitalization or prolongation of existing hospitalization, (d) persistent or significant disability or incapacity or substantial disruption of the ability to conduct normal life functions, (e) a congenital anomaly/birth defect, (f) significant intervention required to prevent permanent impairment or damage or (g) a medical event that may not result in death, be life-threatening or require hospitalization but, based on appropriate medical judgment, that may jeopardize the patient or subject and may require medical or surgical intervention to prevent one of the outcomes described in clauses (a) through (e).

1.113.              “Standstill Term” has the meaning set forth in Section 14.1.1 (Standstill Term).

1.114.              “Sublicensee” means a Third Party to whom a Party grants a direct or indirect sublicense under any Esperion Technology, DSE Technology or Joint Technology, as the case may be, to Commercialize a Licensed Product in the Field pursuant to Section 8.1.2 (DSE Sublicense Rights), Section 8.2.2 (Esperion Sublicense Rights) or the last sentence of Section 12.1.2 (Ownership).

1.115.              “Sued Party” has the meaning set forth in Section 12.4 (Third Party Claims).

1.116.              “Supply Agreement” has the meaning set forth in Section 5.1.1 (General).

1.117.              “Term” has the meaning set forth in Section 13.1 (Term).

1.118.              “Territory” means (a) the Esperion Territory and (b) the DSE Territory.

1.119.              “Third Party” means a Person other than a Party and its Affiliates.

1.120.              “Trademark” means any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing.

1.121.              “United States” means the United States of America and its territories, possessions and commonwealths.

1.122.              “U.S. Bankruptcy Code” has the meaning set forth in Section 8.6 (Bankruptcy and Section 365(n)).

1.123.              “Valid Claim” means any claim of a Licensed Patent that (i) has been granted by a patent granting authority, that is in force, and that has not been surrendered, abandoned, revoked or held invalid or unenforceable by a decision taken by an administrative or civil court in a jurisdiction, or (ii) a pending claim in a Licensed Patent application, with the provision that any claim that has been pending for more than [***] years following the first substantive response from the patent office in a country, shall cease to be a Valid Claim in that country unless and until it becomes a granted claim fulfilling the requirements under (i) above.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

2.                                      DEVELOPMENT

2.1.                            Licensed Products.

2.1.1.                                     Overview; Esperion Global Development Plan.  Esperion shall be and remain solely responsible for undertaking[***] all Development activities for the Licensed Products globally, including any Post- Approval Studies relating to the Licensed Products in any jurisdiction, including the DSE Territory.  Without limiting the generality of the foregoing, subject to the terms and conditions of this Agreement, from and after the Effective Date, Esperion shall (i) be solely responsible for undertaking the Development of each Licensed Product through to completion pursuant to the development plan attached hereto as Schedule 2.1.1 (the “Esperion Global Development Plan”), as amended from time to time by Esperion and as applicable to the Territory as of the Effective Date, which sets forth, among other things, development plans applicable to the Territory mutually agreed by the Parties prior to the Effective Date of this Agreement for each Licensed Product, and (ii) subject to the oversight of the JCC, timely undertake and complete Product Development Activities set forth in the Esperion Global Development Plan in support of seeking Regulatory Approvals of the Licensed Products in the Territory in accordance with the timelines provided in the Esperion Global Development Plan.  For avoidance of doubt, unless otherwise agreed by the Parties, DSE shall have no responsibility or right to undertake or perform, itself or with or through its Affiliates or any Third Parties, any Development of the Licensed Products in any jurisdiction or to contribute financially to any Development of the Licensed Products in the Territory other than as provided for in mutually agreed development plans therefore.

2.1.2.                                     Diligence; Compliance.  Esperion shall use Commercially Reasonable Efforts to undertake and complete Development for each Licensed Product, in each case pursuant to the applicable Esperion Global Development Plan for such Licensed Product (including, for clarity, pursuing Regulatory Approval of the Licensed Products in the DSE Territory).  Esperion shall conduct all Development activities in good scientific manner and in compliance with applicable Law, using sufficient effort and resources, and with personnel with sufficient skills and experience and sufficient equipment to efficiently and expeditiously carry out its obligations pursuant to any such Esperion Global Development Plan. The Esperion Global Development Plan shall be updated from time-to-time to remain an accurate reflection of all planned Development activities for each Licensed Product.  Any Development activities set forth in each Esperion Global Development Plan shall at all times be designed to be in compliance with all applicable Laws and in accordance with professional and ethical standards customary in the pharmaceutical industry.

2.1.3.                                     Performance. Notwithstanding anything to the contrary in this Section 2.1.3 (Performance), Esperion shall not be obligated to undertake or continue any Clinical Study to the extent  (a) a Regulatory Authority or independent safety data review board for such Clinical Study has required or recommended termination or suspension of such Clinical Study or (b) Esperion believes in good faith that termination or suspension

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

of such Clinical Study is warranted because of safety or tolerability risks or the lack of suitable risk benefit ratio to the study subjects.  In the event that Esperion determines not to undertake or continue any activity under a Esperion Global Development Plan in accordance with the immediately preceding sentence, Esperion shall promptly notify DSE of such determination, and shall also consult with DSE prior to making such determination.

2.2.                            Product Development.

2.2.1.                                     Product Development Activities.  Esperion may undertake, and DSE may, from time-to-time, propose to the JCC that Esperion undertakes, Product Development Activities directed to the Development of: (i) [***].

2.2.2.                                     Decision about Product Development Activities.  Any proposed amendments to the Esperion Global Development Plan shall be finalized and provided to the Parties by the JCC no later than [***].  Esperion shall consider and approve or reject each proposed amendment to the Esperion Global Development Plan described in this Section 2.2 (Product Development) within [***] days of receipt of such proposed amendment from the JCC.  All such proposals as approved by the Parties shall be and constitute a part of the applicable Esperion Global Development Plan no later than [***] and such Product Development Activities shall commence no sooner than [***].

2.2.3.                                     Acknowledgement.  [***]

2.3.                            Records, Reports and Information Sharing.

2.3.1.                                     General.  Esperion shall maintain current and accurate records of all Development conducted by or on behalf of it in relation to each Licensed Product and all data and other information resulting from such work (which records shall include, as applicable, books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof (e.g., samples of materials and other graphic or written data generated in connection with such Development activities)).

2.3.2.                                     Scientific Records.  Esperion shall maintain complete and accurate records of all Development, Manufacturing and other scientific activities conducted during the Term in furtherance of the activities contemplated by this Agreement.  Such records shall be complete and accurate and shall properly reflect all such activities undertaken and results achieved in sufficient detail and in sound scientific manner appropriate for patent and regulatory purposes.  Without limiting the foregoing or being limited thereby, Esperion agrees to retain all such records for the time required by applicable Laws, and allow for auditing by Regulatory Authorities of all such records.

2.3.3.                                     Development Activities Reports.  Esperion shall provide to the JCC [***], a confidential written progress report that summarizes for each Licensed Product: [***].  In addition to the foregoing, Esperion shall promptly share with DSE all material

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

developments and information that it comes to possess relating to the Development of any Licensed Product, including Safety Concerns and study reports and data generated from Global Clinical Studies, including but not limited to patient-level data, of any such Licensed Product.

2.3.4.                                     Confidentiality.  All information exchanged by the Parties under this Section 2 shall be deemed to be Confidential Information of the disclosing Party and maintained in accordance with Section 7 (Confidentiality and Publication) of this Agreement.

2.3.5.                                     Access to Records.  At any time during the Term, DSE shall have the right to review all records relating to such Development undertaken by Esperion with respect to each Licensed Product, at reasonable times, and upon prior written request.

2.4.                            Third Parties. Esperion shall be entitled to utilize the services of Third Parties to perform Development activities under this Section 2.4 (Third Parties), provided that (a) Esperion shall require that such Third Party operates in a manner consistent with this Section 2.4 (Third Parties), (b) Esperion shall remain at all times fully liable for its respective responsibilities and the acts and omissions of such Third Parties engaged by it under this Agreement, and (c) DSE shall make reasonable efforts to share, through the JCC, information regarding any prior experience with specific Third Parties that are anticipated to be engaged to perform work under the applicable Esperion Global Development Plan.  Esperion shall require that any Third Party agreement entered into pursuant to this Section 2.4 (Third Parties) include [***] provided that, [***].  Esperion shall [***]  Esperion shall be solely responsible for the direction of and communications with such Third Parties.

3.                                      REGULATORY MATTERS

3.1.                            Ownership of Regulatory Filings.  Esperion will own all Regulatory Approvals and related Regulatory Documentation submitted to any Regulatory Authority with respect to any Licensed Product in the DSE Territory; provided, that within [***] days after receipt of the Regulatory Approvals for the Licensed Product in the DSE Territory (as determined on a regulatory jurisdiction-by-regulatory jurisdiction basis), Esperion shall assign such Regulatory Approvals for such regulatory jurisdictions to DSE or its designated Affiliates, and DSE or its designated Affiliates shall retain ownership of each such Regulatory Approvals.  Together with such assignment of such Regulatory Approvals, Esperion shall provide DSE with full registration dossiers of Licensed Product in the DSE Territory in eCTD format as well as complete electronic copies of all other necessary Regulatory Documentation available to Esperion, such as, but not limited to, Regulatory Approval application assessment reports and all Material Communication.  After such assignment to DSE, DSE or its designated Affiliates will: (i) maintain the Regulatory Approvals, including by complying with all obligations of the Marketing Authorisation Holder in accordance with Directive 2001/83/EC with respect to the Regulatory Approvals, (ii) enable and authorize Esperion to make additional submissions to Regulatory Authorities (including to amend labelling for Licensed Products as described

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

herein) and (iii) obtain such other approvals as may be required for Esperion to perform its Development obligations hereunder in a timely manner.

3.2.                            Responsibility for Regulatory Matters.

3.2.1.                                     Prior to Regulatory Approval Assignment.  Esperion will be solely responsible[***] for all regulatory matters relating to such Licensed Product in each jurisdiction in the DSE Territory prior to assignment of Regulatory Approvals in the DSE Territory (as determined on a regulatory jurisdiction-by-regulatory jurisdiction basis), including (i) overseeing, monitoring and coordinating all regulatory actions, communications and filings with, and submissions to, each Regulatory Authority with respect to the Licensed Products; (ii) interfacing, corresponding and meeting with each Regulatory Authority with respect to the Licensed Products; (iii) seeking and maintaining all Regulatory Approvals for the Licensed Products; and (iv) maintaining and submitting all records required to be maintained or required to be submitted to any Regulatory Authority with respect to the Licensed Products.  Esperion shall provide DSE with a reasonable opportunity to review and comment on the following documents pertaining to the Regulatory Approval application, which application is anticipated to be filed by Esperion with respect to the Licensed Product at a first time on or before [***] regarding the EMA territory:  [***]. Esperion shall consider any comments made by DSE in good faith; provided, that DSE shall complete such review, and provide any comments, as soon as reasonably practicable but no later than [***] business days after such documents are made available by Esperion.

The Parties acknowledge and agree that the indication to be sought for the Licensed Product in the DSE Territory in connection with the initial Regulatory Approval shall be substantially as follows:

[***]

3.2.2.                                     Following Regulatory Approval Assignment.  Upon assignment by Esperion to DSE of the Regulatory Approvals for a Licensed Product in the DSE Territory as provided in Section 3.1 (Ownership of Regulatory Filings), Esperion will be solely responsible[***] for all Post-Approval Studies (including, to the extent DSE performs such activities, the direct costs reasonably incurred by DSE in connection with such performance), and DSE will be solely responsible[***] for all other regulatory matters relating to any Licensed Product in the DSE Territory, including (i) overseeing, monitoring and coordinating all regulatory actions, communications and filings with, and submissions to, each such Regulatory Authority with respect to such Licensed Product; (ii) interfacing, corresponding and meeting with each such Regulatory Authority in the DSE Territory with respect to such Licensed Product; (iii) maintaining all such Regulatory Approvals in the DSE Territory with respect to such Licensed Products; and (iv) maintaining and submitting all records required to be maintained or required to be submitted to such Regulatory Authority in the DSE Territory with respect to such Licensed Product. DSE shall provide Esperion a reasonable opportunity to review and

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

comment on any Regulatory Documentation, communications, filings and/or submissions being proposed for filing in the DSE Territory by DSE and DSE shall consider any comments made by Esperion in good faith; provided, that Esperion shall complete such review, and provide any comments, as soon as reasonably practicable but no later than [***] business days after such documents are made available by DSE.  Further, for a period of [***] years following the submission of Regulatory Documentation to the EMA requesting a change to the product labelling for the Licensed Product to include reference to the results of the CLEAR Outcome Study as described below, Esperion shall[***] provide to DSE reasonable support and assistance of its expert personnel (e.g. Clinical, Statistics etc.) in connection with developing answers to questions and advice sought by DSE in connection with the regulatory matters relating to any Licensed Product in the DSE Territory, including with respect to communications with and submissions to Regulatory Authorities. Promptly following completion of the CLEAR Outcome Study, as and to the extent supported by the results generated in the CLEAR Outcome Study, Esperion will[***] prepare and submit an application for Regulatory Approval to Regulatory Authorities within the DSE Territory to amend the labeling for the Licensed Product, and be responsible, if any, for Post-Approval Studies (including[***]), so that the indications for use are similar to the following:

[***]

Without limiting the foregoing, Esperion shall use continuous diligent efforts, and will, [***] to negotiate with Regulatory Authorities in the DSE Territory to obtain such label amendment.  Esperion shall also consult with DSE in connection with such activities and shall take any suggestions or requests from DSE into good faith consideration in planning and executing such activities.

3.3.                            Communications with Regulatory Authorities.

3.3.1.                                     Prior to Regulatory Approval Assignment.  Prior to assignment by Esperion to DSE of a Regulatory Approval for a Licensed Product as provided in Section 3.1. (Ownership of Regulatory Filings), Esperion will own and respond to all communications with each Regulatory Authority relating to the Licensed Products.  Within [***] business days after receipt of any Material Communication from such Regulatory Authority with respect to such Licensed Product, Esperion will provide DSE with a brief written description of the principal issues raised in such Material Communication with such Regulatory Authority.  Upon DSE’s reasonable request after receiving a notice from Esperion in accordance with the immediately preceding sentence, Esperion will provide to DSE complete copies of such correspondence of any such Material Communication within a reasonable period of time

3.3.2.                                     Following Regulatory Approval Assignment.  Without limiting the Esperion activities described under Section 3.2.2 (Following Regulatory Approval Assignment), following the assignment by Esperion to DSE of a Regulatory Approval for a Licensed Product as provided in Section 3.1 (Ownership of Regulatory Filings), as determined on a regulatory jurisdiction-by-regulatory jurisdiction basis, within [***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

business days after receipt of any Material Communication from such Regulatory Authority with respect to such Licensed Product, DSE will provide Esperion with a brief written description of the principal issues raised in such Material Communication with such Regulatory Authority.  Upon Esperion’s reasonable request after receiving a notice from DSE in accordance with the immediately preceding sentence, DSE will provide to Esperion complete copies of such correspondence of any such Material Communication within a reasonable period of time.  DSE will allow Esperion a reasonable opportunity to review and comment on DSE’s proposed response to any Material Communications with such Regulatory Authority with respect to such Licensed Product, and DSE will reasonably consider all comments timely provided by Esperion in connection therewith; provided, that Esperion’s opportunity to review and comment on any such Material Communication shall not materially delay DSE’s submission of any such Material Communication to such Regulatory Authority.

3.4.                            Meetings with Regulatory Authorities.

3.4.1.                                     Prior to Regulatory Approval Assignment.  Prior to assignment by Esperion to DSE of a Regulatory Approval for a Licensed Product as provided in Section 3.1 (Ownership of Regulatory Filings), as determined on a regulatory jurisdiction-by-regulatory jurisdiction basis, Esperion shall provide DSE with reasonable advance notice of all formal meetings and teleconferences with any Regulatory Authority pertaining to any Licensed Product in the DSE Territory, or with as much advance notice as practicable under the circumstances.

3.4.2.                                     Following Regulatory Approval Assignment.  Without limiting the Esperion activities described under Section 3.2.2 (Following Regulatory Approval Assignment), which may include formal meetings and teleconferences with any Regulatory Authority, following the assignment by Esperion to DSE of a Regulatory Approval for a Licensed Product as provided in Section 3.1 (Ownership of Regulatory Filings), as determined on a regulatory jurisdiction-by-regulatory jurisdiction basis, DSE shall provide Esperion with reasonable advance notice of all formal meetings and teleconferences with any Regulatory Authority pertaining to any Licensed Product in the DSE Territory, or with as much advance notice as practicable under the circumstances.  DSE shall use reasonable efforts, to the extent reasonably practicable, to permit Esperion to have, at Esperion’s expense, mutually acceptable representatives of Esperion attend as observers, at such formal meetings and teleconferences with such Regulatory Authority pertaining to such Licensed Product in the DSE Territory; provided, however, that DSE shall not be obligated to change or re-schedule any such meeting in order to accommodate the schedule of Esperion’s representatives.

3.5.                            Submissions.

3.5.1.                                     Prior to Regulatory Approval Assignment.  Prior to assignment by Esperion to DSE of a Regulatory Approval for a Licensed Product as provided in Section 3.1 (Ownership of Regulatory Filings), as determined on a regulatory jurisdiction-by-

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

regulatory jurisdiction basis, with respect to each such Licensed Product, Esperion will own and control all submissions to Regulatory Authorities relating to the Licensed Products.  With respect to each such Licensed Product, Esperion shall notify DSE about each of the following events in the DSE Territory: (i) the submission of any filings or applications for Regulatory Approval of such Licensed Product to any Regulatory Authority with at least [***] days’ prior written notice; and (ii) receipt or denial of Regulatory Approval for such Licensed Product promptly after receipt.

3.5.2.                                     Following Regulatory Approval Assignment.  Without limiting the Esperion activities described under Section 3.2.2 (Following Regulatory Approval Assignment), following the assignment by Esperion to DSE of a Regulatory Approval for a Licensed Product as provided in Section 3.1.1 (Ownership of Regulatory Filings), as determined on a regulatory jurisdiction-by-regulatory jurisdiction basis, with respect to each such Licensed Product, DSE will allow Esperion a reasonable opportunity to review and comment on all filings and other submissions to Regulatory Authorities or other Governmental Authorities in the DSE Territory related to such Licensed Product in advance of submission of any such filings (such as, but not limited to, post-approval variations e.g. label updates, Quality Changes).  DSE will consider all comments timely provided by Esperion in connection therewith and accept such comments if reasonable.

3.6.                            Pricing and Reimbursement Approvals. Subject to the terms and conditions of this Agreement, DSE shall have the sole right[***] and shall use Commercially Reasonable Efforts to timely prepare and submit or have prepared or submitted by subcontractors, as the case may be, all necessary applications and documentation to seek to acquire, hold and maintain all Pricing and Reimbursement Approvals necessary or useful to Commercialize each Licensed Product throughout the DSE Territory as well as to conduct all correspondence and communications with Governmental Authorities regarding all such matters.  Esperion shall reasonably cooperate with DSE in connection therewith, including executing such documents as well as providing access to all necessary data in Esperion’s Control and not previously made available to DSE, such as patient-level data, all Regulatory Documentation, publication plan and manuscripts under preparation, support with the necessary data-analyses (bio-statistical analyses), as may be necessary to confirm DSE’s rights to prepare, submit, and obtain such Pricing Approvals for the Licensed Product in the DSE Territory.

3.7.                            Right of Reference.  Each Party hereby grants to the other Party (as well as to other Party’s Related Parties, when and if designated by the other Party from time to time) a non-exclusive, non-transferable right to rely upon, access, and reference all information and data (including all CMC information as well as data made, collected or otherwise generated in the conduct of any Clinical Studies or early access/named patient programs for the Licensed Products) included in or used in support of any regulatory filing, Regulatory Approval, drug master file or other Regulatory Documentation owned or controlled by such Party that relates to any Licensed Product as necessary or useful to obtain Regulatory Approval of a Licensed Product in the DSE Territory or the Esperion Territory, as the case may be.  Such Party shall, if requested by the other Party, provide a signed statement that the other Party may rely upon, and the Regulatory Authority may access, in support of the other Party’s application for such

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Regulatory Approval in its Territory, any underlying raw data or information submitted by such Party to the Regulatory Authority with respect to any regulatory filing, Regulatory Approval, drug master file or other Regulatory Documentation (including orphan drug applications and designations) owned or controlled by such Party or its Related Parties that relates to any Licensed Product.  In addition, upon request of either Party (on behalf of itself or a Sublicensee), the other Party shall obtain and provide to the requesting Party certificates or other formal or official attestations concerning the regulatory status of the Licensed Products in the DSE Territory or the Esperion Territory, as applicable (e.g., Certificates of Free Sale, Certificates for Export, Certificates to Foreign Governments).

3.8.                            Pharmacovigilance.  Promptly after the Effective Date, the Parties shall negotiate in good faith and shall enter into a Safety Data Exchange Agreement (“SDEA”) no later than [***] calendar days following the Effective Date or before the first supply of Licensed Product to DSE, whichever is the earlier, which shall define the pharmacovigilance responsibilities of the Parties and include safety data exchange procedures governing the coordination of collection, investigation, reporting and exchange of information concerning any adverse experiences, and any product complaints associated with adverse experiences, related to any Licensed Product sufficient to enable each Party (and their respective Related Parties, if any) to comply with its legal and regulatory obligations.  In addition, as appropriate, such SDEAs shall include the safety data exchange procedures governing the exchange of information affecting the class (e.g., Serious Adverse Events, emerging safety issues) and address responsibilities for Periodic Safety Update Reports (“PSUR”) and Risk Management Plans (“RMP”).  Esperion will own and maintain the global safety database for the Licensed Products.

4.                                      COMMERCIALIZATION

4.1.                            Responsibility, Cost and Diligence.

4.1.1.                                     Esperion Territory. Esperion shall be solely responsible[***] for all Commercialization activities relating to the Licensed Products in the Esperion Territory.

4.1.2.                                     DSE Territory.  DSE shall be solely responsible[***] for all Commercialization activities relating to the Licensed Products in the DSE Territory.

4.1.3.                                     DSE Commercial Diligence. Without limiting the foregoing, DSE will use Commercially Reasonable Efforts to Commercialize each Licensed Product throughout the DSE Territory; [***] then DSE [***] all Generic Product versions of such Licensed Product are removed from the market in such country.

4.1.4.                                     Selected Clinical Activities.  DSE may propose, from time-to-time, to conduct, oversee or sponsor Selected Clinical Activities in the DSE Territory, subject to the approval of the relevant protocol by the JCC, and further provided that the conduct of the relevant Selected Clinical Activities is [***].

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

4.2.                            DSE Territory Commercialization Plan.

4.2.1.                                     Initial DSE Territory Commercialization Plan.  Within [***] months of the Effective Date, DSE shall deliver to the JCC an initial written plan setting forth a summary of the anticipated activities to be undertaken by DSE in connection with the Commercialization of the Licensed Product in the DSE Territory (the “DSE Territory Commercialization Plan”), [***].  The DSE Territory Commercialization Plan shall describe, an outline of the Commercialization activities for the Licensed Product in the DSE Territory, including [***].  Commercialization activities set forth in each DSE Territory Commercialization Plan shall at all times be designed to be in compliance with all applicable Laws and in accordance with professional and ethical standards customary in the pharmaceutical industry.

4.2.2.                                     Amendments to DSE Territory Commercialization Plan.  The DSE Territory Commercialization Plan for a Licensed Product shall be updated and modified by DSE, from time to time at its discretion but no less frequently than [***], based upon, among other things, DSE’s Commercialization activities with respect to such Licensed Product in the DSE Territory, and including any changes required to take into account ongoing Development activities, a copy of which updated plan will be provided to the JCC.

4.3.                            Advertising and Promotional Materials.

4.3.1.                                     Global Branding.  Esperion shall, from time to time during the Term, develop (and thereafter modify and update) suggested a global branding strategy (including global positioning, promotional messages, colors and other visual branding elements) for each Licensed Product for suggested use throughout the world (the “Global Branding Strategy”), which will be shared in the JCC. Esperion will submit the Global Branding Strategy for a Licensed Product to the JCC at least [***].  Esperion shall consider in good faith any comments provided by DSE with respect to the Global Branding Strategy.  The Global Branding Strategy is not binding upon DSE or its Commercialization of the Licensed Products in the DSE Territory.  DSE shall, following review of the Global Branding Strategy, reasonably consider implementing the Global Branding Strategy but has no obligation to do so.

4.3.2.                                     DSE Advertising &Promotion.  DSE will be responsible for the creation, preparation, production, reproduction and filing with the applicable Regulatory Authorities, of relevant written sales, promotion and advertising materials relating to each Licensed Product for use in the DSE Territory (“DSE Territory Promotional Materials”).  All such DSE Territory Promotional Materials will be compliant with applicable Law and, in DSE’s discretion, may (but shall not be required to) adopt aspects of the Global Branding Strategy for such Licensed Product in the DSE Territory.  DSE will submit representative samples of its DSE Territory Promotional Materials developed by it for use in the DSE Territory to the JCC for information purposes [***].  DSE shall consider in good faith any timely comments Esperion may have with respect to such samples of DSE Territory Promotional Materials.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

4.4.                            Reporting Obligations.  Within [***] following the first Regulatory Approval of any Licensed Product in the Field in the DSE Territory, DSE shall provide Esperion with a written report summarizing DSE’s Commercialization activities for such Licensed Product performed to date (or updating such report for activities performed since the last such report was given hereunder, as applicable).  In addition, DSE shall provide Esperion with written notice of the First Commercial Sale of each Licensed Product in the DSE Territory within [***] days after such event; provided, however, that in all circumstances, DSE shall inform Esperion of such event prior to public disclosure of such event by DSE.  DSE shall provide such other information to the JCC as Esperion may reasonably request with respect to Commercialization of such Licensed Product.

4.5.                            Sales and Distribution.  Each Party and its Related Parties shall be responsible for booking sales in its respective Territory.  The Parties will use their good faith efforts to coordinate the timing of any public disclosure of Net Sales of the Licensed Products in the DSE Territory prior to such disclosure.  Each Party and its Related Parties may warehouse Licensed Products both inside and outside of such Party’s Territory, provided that any sales with respect to such Licensed Products are booked in such Party’s Territory.  Each Party and its Related Parties shall be solely responsible for handling all returns of any Licensed Product sold in its Territory, as well as all aspects of Licensed Product order processing, invoicing and collection, distribution, inventory and receivables of Licensed Products sold in its Territory.

4.6.                            Ex-Territory Sales; Export Monitoring.

4.6.1.                                     Ex-Territory Sales. Subject to applicable Law, neither Party shall engage in any advertising or promotional activities relating to any Licensed Product directed primarily to customers or other buyers or users of such Licensed Product located outside its Territory or accept orders for Licensed Products from or sell Licensed Products into such other Party’s Territory for its own account, and if a Party receives any order for any Licensed Product in the other Party’s Territory, it shall refer such orders to the other Party.  [***]

4.6.2.                                     Export Monitoring.  Each Party and its Related Parties will use Commercially Reasonable Efforts to monitor and prevent exports of Licensed Products from its own Territory for Commercialization in the other Party’s Territory using methods permitted under applicable Law that are commonly used in the industry for such purpose (if any), and shall promptly inform the other Party of any such exports of Licensed Products from its Territory, and any actions taken to prevent such exports.  Notwithstanding the agreement of the [***], each Party agrees to take reasonable actions requested in writing by the other Party that are consistent with Law [***].

4.6.3.                                     Recalls, Market Withdrawals or Corrective Actions.

(a)                                                              Notification and Determination.  In the event that any Regulatory Authority threatens or initiates any action to remove a Licensed Product from the market, the Party receiving notice thereof shall notify the other

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Party of such communication immediately (but in no event later than [***]hours after receipt thereof).

(b)                                                              Responsibility of the Parties.  During the Term, DSE shall at all times be responsible for and shall determine whether to initiate any recall, withdrawal or market notification of a Licensed Product in the Field in the DSE Territory and Esperion shall at all times be responsible for and shall determine whether to initiate any recall, withdrawal or market notification of a Licensed Product in the Field in the Esperion Territory, including the scope of such recall or withdrawal (e.g., a full or partial recall, or temporary or permanent recall or market notification; provided, however, that before such responsible Party initiates a recall, withdrawal or market notification in its respective Territory, the Parties shall promptly meet and discuss in good faith the reasons therefor; provided further, that such discussions shall not delay any action that such responsible Party believes has to be taken in relation to any recall, withdrawal or market notification.

5.                                      MANUFACTURE AND SUPPLY

5.1.                            Manufacturing Responsibility.

5.1.1.                                     General.  Esperion, either by itself or, subject to Section 5.1.2 (Subcontracting), through one or more Third Party contract manufacturing organizations, shall have the sole right and responsibility to Manufacture the Licensed Product for the DSE Territory in finished form, subject to the terms of the separate Supply Agreement (and any other necessary ancillary agreements including a quality technical agreement), for commercial supply of such Licensed Product from Esperion to DSE, as the case may be, to fulfill all of DSE’s requirements for the Licensed Product in the DSE Territory (the “Supply Agreement”).  The Parties will use reasonable efforts to complete negotiations of, and enter into, the Supply Agreement, within [***] days following the Effective Date.  Esperion shall keep DSE reasonably apprised of its Manufacturing activities through DSE’s representatives on the JCC.  In addition, Esperion shall regularly and timely report to DSE any material developments or discoveries relating to the Manufacture of the Licensed Product, including any material enhancements in the Manufacture of the Licensed Product, whether made by or on behalf of Esperion or otherwise of which Esperion becomes aware.

5.1.2.                                     Subcontracting.  Esperion will initially supply Licensed Product to DSE pursuant to existing agreements with contract manufacturers.  DSE has had an opportunity to review the existing agreements between Esperion and such contract manufacturers.  If Esperion desires to subcontract the Manufacture of any Licensed Products for supply to DSE to a different Third Party contract manufacturing organization, or if Esperion desires to amend one of its agreements with its existing contract manufacturers, Esperion must first provide the proposed contract (or

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

amendment) with such contract manufacturing organization (a “Manufacturing Subcontract”) to DSE for review and comment at least [***] days prior to the execution of such Manufacturing Subcontract.  Esperion shall consider any comments provided by DSE in good faith.  Each Manufacturing Subcontract must (a) be consistent with the terms of this Agreement, (b) contain confidentiality obligations, in the aggregate, not materially less stringent than the requirements of Section 7 (Confidentiality and Publication) and (c) assign to Esperion such Third Party’s entire right, title and interest in, or provide a perpetual, fully-paid, worldwide, fully sub-licensable (through multiple tiers) exclusive (other than with respect to such Third Party’s background technology and improvements thereof) license under and to, any Know-How or Patent Rights made, developed or Invented by such Third Party necessary to Manufacture of such Licensed Products.

5.2.                            Supply Price.  DSE will purchase the Licensed Product at [***] per tablet for all SKUs in accordance with the terms and conditions set forth in the Supply Agreement, [***] in the DSE Territory on such purchases.

6.                                      COLLABORATION MANAGEMENT

6.1.                            Joint Collaboration Committee.

6.1.1.                                     Overview.  The Parties shall establish a joint committee (the “Joint Collaboration Committee” or the “JCC”) within [***] days after the Effective Date.  The JCC shall generally be responsible for reviewing and guiding implementation and management of the Esperion Global Development Plans in the DSE Territory, and shall also be responsible for the enumerated responsibilities set forth in Section 6.1.6 (JCC Responsibilities).

6.1.2.                                     Composition.  The JCC shall be comprised of [***] members, with each Party contributing [***] representatives who are employees of such Party. Each Party shall appoint its respective representatives to the JCC as of the Effective Date and may substitute one or more of its representatives, in its sole discretion, effective upon notice to the other Party of such change.  Each Party shall have at least [***] JCC representatives who is executive level employees (vice president or above), and all JCC representatives shall have appropriate expertise, seniority, decision-making authority and ongoing familiarity with the Parties’ activities hereunder.  Additional representatives or consultants may from time to time, by mutual consent of the Parties, be invited to attend JCC meetings, subject to such representatives and consultants (or the representative’s or consultant’s employer) undertaking confidentiality obligations, whether in a written agreement or by operation of law, no less stringent than the requirements of Section 7.1 (Nondisclosure Obligation).

6.1.3.                                     JCC Co-Chairpersons. The JCC shall be co-chaired by a representative of each of DSE and Esperion (the “Co-Chairpersons”), the name of such representative of each Party to be communicated to the other Party prior to the first scheduled meeting of the JCC.  The Co-Chairpersons’ JCC responsibilities shall include

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

setting the agenda for meetings, conducting meetings, including, when feasible, ensuring that objectives for each meeting are set and achieved and ensuring the objectives and results of each meeting are communicated to the senior management of each Party, in each case in close consultation with the Alliance Managers. Co-Chairperson can be Alliance Manager at the same time.

6.1.4.                                     Alliance Managers.

(a)                                                              Appointment.  Within [***] days following the Effective Date, each Party will appoint (and notify the other Party of the identity of) an employee of such Party having a general understanding in matters related to pharmaceutical development, commercialization, and promotion, to act as its alliance manager under this Agreement (each, an “Alliance Manager”).  The Alliance Managers shall be member of the JCC and will serve as a primary point of contact for the other Party and will undertake such other tasks as are detailed in this Agreement or as may be assigned by the JCC.  Each Alliance Manager shall attend each scheduled meeting of the JCC.  Each Party may change its Alliance Manager at any time in its sole discretion with written notice to the other Party.

(b)                                                              General Responsibilities.  Each Alliance Manager will be responsible to ensure a collaborative work environment between the Parties to ensure that the alliance is run smoothly, professionally and productively.  Each Alliance Manager shall act in his or her discretion to facilitate the execution of the Collaboration throughout their organization and will oversee and support implementation plans; promote effectiveness of the governance model and implementation of contractual provisions and lead any changes to enhance the alliance between both Parties; and facilitate the JCC (and other bodies) for effective decision making in a timely manner.

(c)                                                               Specific Responsibilities. The Alliance Managers shall be responsible for (i) scheduling meetings of the JCC, (ii) setting agendas for meetings with solicited input from other members and (iii) for acting as secretary at each meeting and preparing the draft minutes of such meeting, which shall provide a description in reasonable detail of the discussions held at the meeting and a list of any actions, decisions or determinations approved by the JCC.  Within [***] days after each meeting, the drafting Alliance Manager shall provide the draft minutes to the other Alliance Manager for review and comment.  The drafting Alliance Manager shall reasonably consider all comments from the other Alliance Manager that are provided within [***] days. The drafting Alliance Manager shall prepare and submit revised final draft minutes for approval within [***] days after receipt of such comments or upon the expiration of such [***] day comment period.  Beginning with DSE’s Alliance Manager, such responsibilities shall alternate between the Alliance

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Managers on a meeting-by-meeting basis after each meeting of the applicable committee.

6.1.5.                                     Meetings.  The JCC shall meet no less frequently than each [***] during the Term.  Meetings can be conducted in person or by means of teleconference, videoconference or other similar communications equipment.  All meetings and proceedings for the JCC shall take place in English.  Each Party shall bear its own expenses relating to attendance at such meetings by its representatives.

6.1.6.                                     JCC Responsibilities.  The JCC shall be limited to the following responsibilities in connection with this Agreement:

(a)                                 reviewing the status of Licensed Products, including material Development and Manufacturing matters;

(b)                                 approval of any request by DSE to conduct a Selected Clinical Activity by or under the oversight of DSE in the DSE Territory, including the approval of the relevant protocol and related documentation;

(c)                                  addressing any other matters regarding the Development or Manufacturing of Licensed Products referred to the JCC by the terms of this Agreement; and

(d)                                 performing such other activities as the Parties agree in writing shall be the responsibility of the JCC.

6.1.7.                                     JCC Decision-Making.

(a)                                                              Voting.  With respect to decisions of the JCC, the representatives of each Party shall have collectively one (1) vote on behalf of such Party.  For each meeting of the JCC, the attendance of at least [***] representatives of each Party shall constitute a quorum. Action on any matter may be taken at a meeting, by teleconference, by videoconference or by written agreement.

(b)                                                              Escalation.  The JCC shall attempt to resolve any and all decisions and disputes before it by consensus.  If the JCC is unable to reach consensus with respect to a decision or dispute arising under this Agreement for a period in excess of [***] days, then the dispute shall be submitted to the Chief Executive Officers of Esperion and DSE for resolution.  If such dispute cannot be resolved for a period in excess of [***] days following escalation (or such other period as the Parties may agree), then Section 6.1.7.(c) (Tie-Breaking) shall apply.

(c)                                                               Tie-Breaking.  If a dispute cannot be resolved under Section 6.1.7.(b) (Escalation), then:

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(i)                           The Chief Executive Officer of Esperion shall have the deciding vote if the dispute relates to:

a)             [***]

For the avoidance of doubt, the Parties must approve by mutually agreement any Global Branding Strategy (or any amendment or update thereto).

(d)                                                              Limitation of Power of JCC.  The JCC  shall not have decision-making authority regarding, any of the following matters:

(i)                           the imposition of any requirements on the other Party to undertake obligations beyond those for which it is responsible, or forgo any rights, under this Agreement;

(ii)                       the imposition of any requirements that the other Party take or decline to take any action that would result in a violation of any Law or any agreement with any Third Party or the infringement of intellectual property rights of Third Parties;

(iii)                   any matters that would excuse such Party from any of its obligations specifically enumerated under this Agreement; or

(iv)                    modifying the terms of this Agreement or taking any action to expand or narrow the responsibilities of the JCC (but excluding amendments and modifications to any schedules or exhibits to this Agreement that are expressly permitted under this Agreement).

Further, for the avoidance of doubt, (i) all matters relating to the Commercialization of a Licensed Product in the DSE Territory shall be decided by DSE and shall not be subject to review or decision-making by the JCC, and (ii) all matters relating to the Commercialization of a Licensed Product in the Esperion Territory shall be decided by Esperion and shall not be subject to review or decision-making by the JCC.

6.2.                            Collaboration Principles.  In performing its obligations and exercising its rights hereunder (including acting through its executives, representatives on any of the committees and its Alliance Managers), each Party [***], to undertake and perform its obligations in a timely and efficient manner and [***].

6.3.                            Confidentiality.  All information disclosed by either Party or its representatives to the other Party or its representatives under this Section 6 shall be deemed to be Confidential Information of the disclosing Party and maintained in accordance with Section 7 (Confidentiality and Publication).

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

6.4.                            Modifications.  The Parties shall meet from time to time to discuss whether any changes to the governance structure for the Collaboration are necessary or advisable.

7.                                      CONFIDENTIALITY AND PUBLICATION

7.1.                            Nondisclosure Obligation.

7.1.1.                                     All Confidential Information disclosed by one Party to the other Party under this Agreement shall be maintained in confidence by the receiving Party and shall not be disclosed to a Third Party or used for any purpose except as set forth herein without the prior written consent of the disclosing Party, except to the extent that such Confidential Information:

(a)                                 is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

(b)                                 is known to the public before its receipt from the disclosing Party, or thereafter becomes known to the public through no breach of this Agreement by the receiving Party;

(c)                                  is subsequently disclosed to the receiving Party by a Third Party who is not known by the receiving Party to be under an obligation of confidentiality to the disclosing Party; or

(d)                                 is developed by the receiving Party independently of Confidential Information received from the disclosing Party, as documented by the receiving Party’s business records.

7.1.2.                                     Notwithstanding the obligations of confidentiality and non-use set forth above and in Section 7.1.3 below, a receiving Party may provide Confidential Information disclosed to it, and disclose the existence and terms of this Agreement as may be reasonably required in order to perform its obligations and to exploit its rights under this Agreement, and specifically to (i) Related Parties, and their employees, directors, agents, consultants, advisors or other Third Parties for the performance of its obligations hereunder in accordance with this Agreement in each case who are under an obligation of confidentiality with respect to such information that is no less stringent than the terms of this Section 7.1; (ii) Governmental Authorities or other Regulatory Authorities, Statutory Accountants or tax and legal advisors in order to obtain patents, comply with statutory tax and legal requirements in any country,  perform its obligations or exploit its rights under this Agreement, provided that such Confidential Information shall be disclosed only to the extent reasonably necessary to do so; (iii) the extent required by Law, including by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or listing entity; and (iv) (a) any bona fide actual or prospective underwriters, investors, lenders or acquirers of a Party or substantially all of

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

its assets and to consultants and advisors of such Third Party, and (b) any bona fide actual or prospective collaborators or strategic partners and to consultants and advisors of such Third Party, in each case of (a) and (b) during bona fide business discussions provided that the receiving party of such information is under an obligation or confidentiality with respect to such information that is no less stringent than the terms of this Section 7.1.  If a Party is required by Law to disclose Confidential Information that is subject to the non-disclosure provisions of this Section 7.1, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure.  Notwithstanding Section 7.1.1, Confidential Information that is required to be disclosed by Law shall remain otherwise subject to the confidentiality and non-use provisions of this Section 7.1.  If either Party concludes that a copy of any of this Agreement must be filed with the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States, such Party shall provide the other Party with a copy of such agreement showing any provisions hereof as to which the Party proposes to request confidential treatment, shall provide the other Party with an opportunity to comment on any such proposed redactions and to suggest additional redactions, and shall take such Party’s comments into consideration before filing such agreement.

7.1.3.                                     Each Party recognizes that the value to the other Party of the transactions under this Agreement depend, in part, on each Party protecting the secrecy of its Know-How. Therefore, without limiting any Party’s right to license its Know-How, subject to the terms of this Agreement, in any way it chooses, each Party shall use Commercially Reasonable Efforts to protect the confidentiality of its Know-How as determined in such Party’s reasonable business judgment.

7.2.                            Publication and Publicity.

7.2.1.                                     Publication. The JCC shall develop a publication strategy pursuant to which the Parties may publish certain key results achieved in connection with this Agreement, including in connection with Development of the Licensed Products.  All publications of such key results shall also be subject to this Section 7.2.1 (Publication).  Except for disclosures permitted pursuant to Section 7.1 (Nondisclosure Obligation) and 7.2.2 (Publicity), either Party wishing to make a publication or public presentation regarding any such key results, or that contains the Confidential Information of the other Party, shall deliver to the other Party a copy of the proposed written publication or presentation at least [***] days prior to submission for publication or presentation. The reviewing Party shall have the right (i) to require modifications to the publication or presentation for patent reasons, trade secret reasons or business reasons, and the publishing Party shall remove all Confidential Information of the other Party if requested by the reviewing Party, or (ii) to request a reasonable delay in publication or presentation in order to protect patentable information. If the reviewing Party requests a delay, the publishing Party shall delay submission or presentation for a period of [***] days to enable the non-publishing Party to file patent applications protecting such Party’s rights in such information.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

7.2.2.                                     Publicity.  Except as set forth in Section 7.1 (Nondisclosure Obligation) and Section 7.2.1 (Publication) above and Section 7.3 (Press Release) below, the terms of any of this Agreement may not be disclosed by either Party.  Neither Party shall use the name, Trademark, trade name or logo of the other Party or its employees in any publicity, news release or disclosure relating to any of this Agreement, its subject matter, or the activities of the Parties hereunder without the prior express written permission of the other Party, except as may be required by Law, including by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in any country other than the United States or of any stock exchange or listing entity, or except as expressly permitted by the terms hereof.

7.3.                            Press Release.   Following the execution of this Agreement, the Parties may each issue a press release in substantially the form set forth in Schedule 7.3 or such other form mutually agreed by the Parties.  After such initial press releases, neither Party shall issue a press release or public announcement relating to the Parties’ respective rights and obligations under this Agreement without the prior written approval of the other Party, not unreasonably to be withheld, except that the Parties may (i) once a press release or other public statement is approved in writing by both Parties, make subsequent public disclosure of the information contained in such press release or other written statement without the further approval of the other Party, and (ii) issue a press release or public announcement as required, in the reasonable judgment of such Party, by Law, including by the rules or regulations of the United States Securities and Exchange Commission, or similar regulatory agency in a country other than the United States or of any stock exchange or listing entity on which such Party desires to list or does list its securities.

7.4.                            Survival.  The provisions in this Section 7 shall survive the expiration or the termination of this Agreement for a period of [***] years thereafter, except that with respect to trade secrets, such provisions and obligations shall survive for as long as the trade secrets remain secret.

8.                                      LICENSES

8.1.                            License Grants to DSE.

8.1.1.                                     Exclusive License Grant. Subject to the terms and conditions of this Agreement, Esperion hereby grants to DSE a non-transferable (except as provided in Section 14.2(Assignment)), sublicensable (subject to Section 8.1.2 (DSE Sublicense Rights)), exclusive (even as to Esperion) license under the Esperion Technology, Esperion Patent Rights and Esperion Trademarks to Commercialize Licensed Products in the DSE Territory.  The license granted hereunder shall be royalty-bearing for the Royalty Term applicable to each Licensed Product in each country in the DSE Territory, and, after the Royalty Term applicable to such Licensed Product in such country, shall convert to a fully-paid perpetual license in such country.

8.1.2.                                     DSE Sublicense Rights. DSE shall have the right to sublicense any of its rights under Section 8.1.1 (Exclusive License Grant) to any of its Affiliates or to any

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Third Party without the prior consent of Esperion, subject to the requirements of this Section 8.1.2 (DSE Sublicense Rights). Each sublicense granted by DSE pursuant to this 8.1.2 (Sublicense Rights) shall be subject and subordinate to the terms of this Agreement and shall contain provisions consistent with those in this Agreement.  DSE shall promptly provide Esperion with a copy of the fully executed sublicense agreement covering any sublicense granted hereunder to a Third Party (which copy may be redacted to remove provisions which are not necessary to monitor compliance with this Section 8.1.2 (DSE Sublicense Rights)), and each such sublicense agreement shall contain the following provisions: (i) a requirement that the Sublicensee comply with the confidentiality and non-use provisions of Section 7 (Confidentiality and Publication) with respect to Esperion’s Confidential Information and (ii) a requirement that the Sublicensee submit applicable sales or other reports to DSE to the extent necessary or relevant to the reports required to be made or records required to be maintained under this Agreement. Notwithstanding any sublicense, DSE shall remain primarily liable to Esperion for the performance of all of DSE’s obligations under, and DSE’s compliance with all provisions of, this Agreement.

8.1.3.                                     No Implied Licenses.  Except as specifically set forth in this Agreement, neither Party shall acquire any license or other right or interest, by implication or otherwise, in any intellectual property rights of the other Party or any of its Affiliates.

8.2.                            License Grants to Esperion.

8.2.1.                                     License Grant for Esperion Territory. Subject to the terms and conditions of this Agreement, DSE hereby grants Esperion a non-transferable (except as provided in Section 14.1 (Assignment)), sublicensable (subject to Section 8.2.2 (Esperion Sublicense Rights)), non-exclusive, royalty-free license under the DSE Technology for all uses in connection with any Licensed Product in the Esperion Territory.

8.2.2.                                     Esperion Sublicense Rights. Esperion shall have the right to sublicense any of its rights under Section 8.2.1 (License Grant for Esperion Territory) to any of its Affiliates or to any Third Party without the prior consent of DSE, subject to the requirements of this Section 8.2.2 (Esperion Sublicense Rights). Each sublicense granted by Esperion pursuant to this Section 8.2.2 (Esperion Sublicense Rights) shall be subject and subordinate to this Agreement and shall contain provisions consistent with those in this Agreement.  Esperion shall promptly provide DSE with a copy of the fully executed sublicense agreement covering any sublicense granted hereunder (which copy may be redacted to remove provisions which are not necessary to monitor compliance with this Section 8.2.2 (Esperion Sublicense Rights)), and each such sublicense agreement shall contain a requirement that the Sublicensee comply with the confidentiality and non-use provisions of Section 7 (Confidentiality and Publication) of this Agreement with respect to DSE’s Confidential Information.  Notwithstanding any sublicense, Esperion shall remain primarily liable to DSE for the performance of all of Esperion’s obligations under, and Esperion’s compliance with all provisions of, this Agreement.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

8.3.                            Retained Rights.    For the avoidance of doubt, notwithstanding the provisions of Section 8.1 or any other provision of this Agreement, Esperion shall retain rights under the Esperion Patent Rights, Esperion Know-How, Regulatory Documentation, Esperion Trademarks and Esperion house marks to (a) perform its responsibilities under this Agreement or any ancillary agreement; and (b) Develop and Manufacture the Licensed Product in the Territory for purposes of the Development of the Licensed Product worldwide and Commercialization of the Licensed Product outside the DSE Territory.

8.4.                            No Implied Licenses.  Except as specifically set forth in this Agreement, neither Party shall acquire any license or other right or interest, by implication or otherwise, in any intellectual property rights of the other Party or any of its Affiliates.

8.5.                            [reserved]

8.6.                            Bankruptcy and Section 365(n). All rights and licenses granted under or pursuant to this Agreement by a Party to the other, including those set forth in Section 8 (Licenses), are and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code (the “U.S. Bankruptcy Code”), of section 65.11(7) of the Bankruptcy and Insolvency Act (the “BIA”) and its equivalent under the Companies’ Creditors Arrangement Act (the “CCAA”) or the equivalent of any of the foregoing in any foreign counterpart thereto, as applicable, (collectively, the U.S. Bankruptcy Code, the BIA, the CCAA and any foreign counterpart thereto, as applicable, the “Bankruptcy Code”), licenses of right to “intellectual property” as defined under Bankruptcy Code.  The Parties agree that the Parties and their respective Sublicensees, as Sublicensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the Bankruptcy Code.  The Parties further agree that upon commencement of a proceeding by or against a Party (the “Bankrupt Party”) under the Bankruptcy Code, the other Party (the “Non-Bankrupt Party”) will be entitled to a complete duplicate of, or complete access to (as the Non-Bankrupt Party deems appropriate), all such intellectual property and all embodiments of such intellectual property.  Such intellectual property and all embodiments of such intellectual property will be promptly delivered to the Non-Bankrupt Party (a) upon any such commencement of a proceeding and upon written request by the Non-Bankrupt Party, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the Bankrupt Party and upon written request by the Non-Bankrupt Party.  All rights, powers and remedies of a Non-Bankrupt Party hereunder are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at Law in the event of the commencement of a proceeding under a Bankruptcy Code with respect to the Bankrupt Party. The Parties agree that, in addition to the foregoing rights, they intend for the right to contract directly with any Third Party to perform any obligations of the Bankrupted Party hereunder and complete such contracted work to apply to the maximum extent permitted by law and to be enforceable under the Bankruptcy Code.

8.7.                            No Other Rights.  Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party, as a result of this Agreement, obtain any ownership

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

interest or other right in any Know-How, Patent Rights or other intellectual property rights of the other Party, including items owned, controlled or developed by the other Party, or provided by the other Party to the receiving Party at any time pursuant to this Agreement.

9.                                      FINANCIAL TERMS; ROYALTY REPORTS; PAYMENTS AND AUDITS

9.1.                            Upfront Payment.  As partial consideration for the licenses and rights granted to DSE hereunder, DSE shall, within [***] days after the Effective Date, pay Esperion a one-time, non-creditable, non-refundable, non-reimbursable upfront fee of One Hundred and Fifty Million United States dollars ($150,000,000).   In accordance with Section 9.9 (Taxes), the payment date of the upfront payment can be extended by Esperion at their own discretion for a period of [***] days without any obligation of DSE to pay interest according to Section 9.8 (Late Payments).

9.2.                            Regulatory Milestone Payment.  Esperion will provide DSE with written notice of the achievement of the following regulatory milestone event within [***] days after such event has occurred.  Esperion shall invoice DSE within [***] days of receipt of such written notice, and DSE shall pay the associated milestone payment within [***] days following receipt of such invoice.  This milestone payment shall be payable only once.

Regulatory Milestone Event	Milestone Payment
[***]
[***]	[***]
[***]	[***]

9.3.                            Commercial Milestones. DSE shall provide Esperion with written notice of the achievement by DSE or any of its Related Parties of any commercial milestone event set forth below in this Section 9.3 (Commercial Milestones) within [***] days after the end of the Fiscal Quarter in which such event has occurred.  Esperion shall invoice DSE within [***] days of receipt of such written notice by DSE, and DSE shall remit the associated milestone payment within [***] days of the receipt of such invoice.  The Parties acknowledge that more than one commercial milestone payment may become due and payable in any given Fiscal Year.  Each commercial milestone payment set forth below shall be payable only once, regardless of the number of times a commercial milestone event is achieved.

Commercial Milestone Event	Commercial Milestone Payment
Upon the First Commercial Sale of a Licensed Product in the DSE Territory	$150,000,000
Upon the first achievement of Net Sales for a Fiscal Year of the Licensed Products in the DSE Territory equal to or exceeding [***]	[***]
Upon the first achievement of Net Sales for a Fiscal Year of the Licensed Products in the DSE Territory equal to or exceeding [***]	[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Commercial Milestone Event	Commercial Milestone Payment
Upon the first achievement of Net Sales for a Fiscal Year of the Licensed Products in the DSE Territory equal to or exceeding [***]	[***]

9.4.                            Royalties Payable to Esperion.

9.4.1.                                     Royalty Rates.  Subject to the terms and conditions of this Agreement, DSE shall pay to Esperion royalties on Net Sales for a Fiscal Year by DSE and its Related Parties of Licensed Products during the Royalty Term, as follows:

Net Sales for a Fiscal Year	Royalty (as a percentage of Net Sales)
Portion less than or equal to [***]	15%
Portion greater than [***] and less than or equal to [***]	20%
Portion greater than [***]	25%

9.4.2.                                     Royalty Term. The period during which the royalties set forth in Section 9.4.1 (Royalty Rates) and the sales milestones set forth in Section 9.3 (Commercial Milestones) shall be payable, on a Licensed Product-by-Licensed Product and country-by-country basis, shall commence with the First Commercial Sale of a Licensed Product in a country and continue until the latest of (a) the expiration of the last Valid Claim of the  Esperion Patent Rights that covers such Licensed Product in such country, (b) the expiration of Regulatory Exclusivity for such Licensed Product in such country, and (c) the [***] anniversary of the First Commercial Sale of such Licensed Product in such country (the “Royalty Term”).

9.4.3.                                     Market Entry of Generic Licensed Product.  On a Licensed Product-by-Licensed Product, country-by-country and [***] basis:

(a)                                                              if one or more Generic Products have, in the aggregate, obtained a market share in such country in the DSE Territory with respect to such Licensed Product during such [***] equals or exceeds [***] percent ([***]%) but is less than [***] percent ([***]%) of the combined number of units of such Licensed Product and Generic Product sold, as such Generic Product sales are evidenced by creditable independent market data or other evidence of similar credibility, then DSE shall pay to Esperion a reduced royalty rate on Net Sales of such Licensed Product in such country during such [***] equal to [***] percent ([***]%) of the royalty rate applicable under Section 9.4.1(Royalty Rates);

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(b)                                                              if one or more Generic Products have, in the aggregate, obtained a market share in such country in the DSE Territory with respect to such Licensed Product during such [***] equals or exceeds [***] percent ([***]%) of the combined number of units of such Licensed Product and Generic Product sold, as such Generic Product sales are evidenced by creditable independent market data or other evidence of similar credibility, then DSE shall pay to Esperion a reduced royalty rate on Net Sales of such Licensed Product in such country during such [***] equal to [***] percent ([***]%) of the royalty rate applicable under Section 9.4.1 (Royalty Rates).

9.5.                            Reports; Payment of Royalty.  DSE shall provide Esperion with a written report within [***] days after the end of each [***] showing, on a Licensed Product-by-Licensed Product basis, the Net Sales of each Licensed Product in the DSE Territory, the number of units of Licensed Product sold during such [***] in the DSE Territory and the royalties payable under this Agreement with respect to each such Licensed Product.  Royalties shown to have accrued by each royalty report shall be due and payable within [***] days after the date such royalty report is due.

9.6.                            Audits.

9.6.1.                                     Upon the written request of either Party, and not more than [***] in each Calendar Year, the other Party and its Affiliates shall permit an independent certified public accounting firm of internationally-recognized standing selected by the requesting Party and reasonably acceptable to the other Party, at the requesting Party’s expense except as set forth below, to have access during normal business hours to such of the records of the other Party as may be reasonably necessary to verify the accuracy of the royalty and other amounts payable or reports under this Agreement (including Cost of Goods) for any year ending not more than [***] years prior to the date of such request for the sole purpose of verifying the basis and accuracy of payments made and compliance with the financial terms of this Agreement.  Notwithstanding the foregoing, a Party may not make more than [***] such request in a Calendar Year.

9.6.2.                                     If such accounting firm identifies a discrepancy made during such period, the appropriate Party shall pay the other Party the amount of the discrepancy, within [***] days after the date the requesting Party delivers to the other Party such accounting firm’s written report so concluding, or as otherwise agreed by the Parties in writing.  The fees charged by such accounting firm shall be paid by the requesting Party, unless such discrepancy represents an underpayment by the other Party of at least [***] percent ([***]%) of the payments due in the audited period, in which case such fees shall be paid by the other Party.

9.6.3.                                     Unless an audit for such year has been commenced prior to and is ongoing upon the [***] anniversary of the end of such year, the calculation of royalties, expense reimbursement and other payments payable with respect to such year shall be binding and conclusive upon both Parties, and each Party and its Related Parties shall be

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

released from any further liability or accountability with respect to such royalties or expense reimbursement for such year.

9.6.4.                                     Each Party shall treat all financial information subject to review under this Section 9.6 (Audits) or under any sublicense agreement in accordance with the confidentiality and non-use provisions of Section 7 (Confidentiality and Publication), and shall cause its accounting firm to enter into a confidentiality agreement with the other Party or its Related Parties obligating it to retain all such information in confidence pursuant to such confidentiality agreement, which terms shall be no less stringent than the provisions of Section 7 (Confidentiality and Publication).

9.7.                            Payment Exchange Rate.  All payments to be made under this Agreement shall be made in United States Dollars (legal tender of the United States of America).  In the case of Net Sales made by DSE and its Related Parties in currencies other than United States dollars during a Calendar Quarter, the rate of exchange to be used in computing the amount of United States dollars due shall be DSE’s then-current standard exchange rate methodology as applied in its external reporting for the conversion of foreign currency sales into United States dollars.

9.8.                            Late Payments.  If a Party does not receive payment of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due to such Party from the due date until the date of payment at a per-annum rate of [***] percent ([***]%), or the maximum rate allowable by Applicable Law, whichever is less.

9.9.                            Taxes.  Each Party shall use reasonable efforts to minimize tax withholding on payments made to the other Party.  Notwithstanding such efforts, if DSE concludes that tax withholdings under the Laws of any country are required with respect to payments to Esperion, DSE shall first notify Esperion and provide Esperion with [***] days to determine whether there are actions Esperion can undertake to avoid such withholding.  During this notice period, DSE shall refrain from making such payment in accordance with what is stated under Section 9.1 (Upfront Payment) above until Esperion instructs DSE that (a) Esperion intends to take actions (satisfactory to both Parties) that shall obviate the need for such withholding, in which case DSE shall make such payment only after it is instructed to do so by Esperion (but in no event later than [***] days after the date the payment was originally due) and without any obligation to pay interest under Section 9.8 (Late Payments), or (b) DSE should make such payment and withhold the required amount and pay it to the appropriate Governmental Authority in accordance with the timelines defined by applicable tax law and DSE shall  provide Esperion in a reasonable time period with copies of receipts or other evidence reasonably required and sufficient to allow Esperion to document such tax withholdings adequately for purposes of claiming foreign tax credits and similar benefits,  the Parties shall cooperate reasonably in completing and filing documents required under the provisions of any applicable tax laws or under any other applicable Law, in connection with the making of any required tax payment or withholding payment, or in connection with any claim to a refund of or credit for any such payment, and the Parties shall cooperate to minimize such taxes in accordance with applicable Laws, including using reasonable efforts to access the benefits of any applicable treaties.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

9.10.                     Payment of Back Royalties.  If DSE would owe a royalty payment to Esperion under this Section 9 (Financial Terms; Royalty Reports; Payments and Audits) but for a decision by a court or other governmental agency of competent jurisdiction holding a patent claim unenforceable, unpatentable or invalid and if such decision is later vacated or reversed by a final non-appealable decision by a court or other governmental agency of competent jurisdiction, Esperion may invoice DSE for such unpaid royalty payments after such decision is vacated or reversed and DSE shall make any such unpaid royalty payments to Esperion within [***] days after receipt of such invoice but without any obligation to pay interest under Section 9.8(Late Payments).

9.11.         Payment.  All payments to be made under this Agreement shall be paid by bank wire transfer in immediately available funds to Esperion’s following designated bank account:

Beneficiary Name: [***]

Address: [***]

Bank Account Number: [***]

SWIFT code: [***]

Bank Name: [***]

Bank Address [***]

Esperion may from time to time designate formally in writing another bank account in the United States to which DSE shall thereafter make all payments hereunder.

10.                               REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1.                     Mutual Representations and Warranties as of the Effective Date.  Each Party represents and warrants to the other Party that, as of the Effective Date:

10.1.1.                              Such Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation.

10.1.2.                              Such Party has all requisite corporate power and corporate authority to enter into this Agreement and to carry out its obligations under this Agreement.

10.1.3.                              All requisite corporate action on the part of such Party, its directors and stockholders required by applicable Law for the authorization, execution and delivery by such Party of this Agreement, and the performance of all obligations of such Party under this Agreement, has been taken.

10.1.4.                              The execution, delivery and performance of this Agreement, and compliance with the provisions of this Agreement, by such Party do not and shall not: (a) violate any provision of applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

which such Party or any of its assets are bound, or (c) violate or conflict with any of the provisions of such Party’s organizational documents (including any articles or memoranda of organization or association, charter, bylaws or similar documents).

10.1.5.                              No consent, approval, authorization or other order of, or filing with, or notice to, any Governmental Authority or other Third Party is required to be obtained or made by such Party in connection with the authorization, execution and delivery by the Parties of this Agreement.

10.2.                     Additional Representations, Warranties and Covenants of Esperion.  Except as provided in Schedule 10.2, Esperion represents, warrants and covenants to DSE that, as of the Effective Date:

10.2.1.                              Esperion has sufficient legal or beneficial title and ownership of, or sufficient license rights under, the Esperion Technology to grant the licenses under such Esperion Technology to DSE pursuant to this Agreement, free and clear of all liens, claims, security interests or other encumbrances of any kind (including prior license grants) that would interfere, or the exercise of which would interfere, with DSE’s exercise of the licenses or rights granted hereunder;

10.2.2.                              the Esperion Third Party Agreements constitute all agreements pursuant to which Esperion has granted licensed rights to DSE with respect to the Esperion Technology licensed to DSE hereunder, and Esperion has provided DSE with a complete, true and correct copy of each Esperion Third Party Agreement existing as of the Effective Date, and (i) each such agreement is, and shall remain during the Term, in full force and effect, (ii) Esperion is, and shall remain during the Term, in compliance with the terms of each such agreement, and (iii) Esperion has not received any written notice that it is not in such compliance;

10.2.3.                              Esperion and its Affiliates will not materially breach or be in material default under any contract with any Third Party (i) that is necessary for Esperion and its Affiliates to perform Esperion’s obligations under this Agreement; (ii) the termination of which would materially diminish the scope, exclusivity or any other right of DSE hereunder; or (iii) that is an Esperion Third Party Agreement.  In the event that Esperion receives notice of an alleged material breach by Esperion or its Affiliates under any such Esperion Third Party Agreement, where termination of such Esperion Third Party Agreement or any diminishment of the scope, exclusivity or any other right of DSE or obligation of Esperion hereunder is being or could be sought by the counterparty, then Esperion will promptly, but in no event less than [***] days thereafter, provide written notice thereof to DSE.  Esperion will not amend any such Esperion Third Party Agreements in any manner than materially adversely affects DSE’s rights hereunder.

10.2.4.                              to Esperion’s knowledge, in the course of Esperion’s Development of the Licensed Products prior to the Effective Date, Esperion has not misappropriated the intellectual property rights of any Third Party;

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

10.2.5.                              (a) Schedule 10.2.5 (Esperion Patent Rights) sets forth a complete and accurate list of the Esperion Patent Rights owned, either solely or jointly, by Esperion,  (b) to Esperion’s knowledge, the Esperion Patent Rights are, or, upon issuance, will be, valid and enforceable patents and no Third Party has challenged or threatened to challenge the scope, validity or enforceability of any Esperion Patent Rights (including, by way of example, through opposition or the institution or written threat of institution of interference, nullity or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign Governmental Authority), and (c) Esperion or its Affiliates have timely paid all filing and renewal fees payable with respect to such Esperion Patent Rights for which Esperion controls prosecution and maintenance;

10.2.6.                              Esperion has not granted, and shall not grant during the Term, any right to any Third Party or Governmental Authority which would conflict with the rights granted to DSE hereunder;

10.2.7.                              Esperion shall not enter into any agreement with any Third Party that would conflict with, limit or restrict the rights granted to DSE under this Agreement;

10.2.8.                              Esperion is not party to or otherwise subject to any agreement or arrangement which limits the ownership or licensed rights of Esperion or its Affiliates with respect to, or limits the ability of Esperion or its Affiliates to grant a license, sublicense or access, or provide or provide access or other rights in, to or under, any intellectual property right or material (including any Patent Right, Know-How or other data or information), in each case, that would, but for such agreement or arrangement, be included in the rights licensed or assigned to Esperion or its Affiliates pursuant to this Agreement;

10.2.9.                              to Esperion’s knowledge, Esperion has complied, or timely cured any noncompliance, with all applicable Laws, including any duties of candor to applicable patent offices, in connection with the filing, prosecution and maintenance of the Esperion Patent Rights;

10.2.10.                       Esperion has obtained from all inventors of Esperion Technology owned by Esperion valid and enforceable agreements assigning to Esperion each such inventor’s entire right, title and interest in and to all such Esperion Technology;

10.2.11.                       the Development, Manufacture or Commercialization in the DSE Territory of any Licensed Product as formulated and manufactured as of the Effective Date does not and will not infringe any patent of any Third Party, whether published as of the Effective Date or issuing at any time thereafter; and

10.2.12.                       notwithstanding anything to the contrary contained in this Agreement, the representations and warranties of Esperion contained in this Agreement, all materials prepared by Esperion and provided by Esperion to DSE and all materials prepared by any Third Party and provided by Esperion to DSE do not, to Esperion’s knowledge, contain any untrue statement of a material fact or omit to state a material fact necessary in order

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

to make the statements therein, in light of the circumstances under which they were made, not misleading.

10.3.                     Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY WITH RESPECT TO ANY TECHNOLOGY, ESPERION TECHNOLOGY (WITH RESPECT TO ESPERION), PRODUCT, PROGRAM, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THE AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.  EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE OR COMMERCIALIZATION OF ANY LICENSED PRODUCT PURSUANT TO THE AGREEMENT SHALL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO ANY LICENSED PRODUCT SHALL BE ACHIEVED.

10.4.                     Exclusivity.    For the first [***] years of the Term of this Agreement, neither Party nor their Affiliates shall, either alone or with or through Third Parties, [***].  For the first [***] years of the Term of this Agreement, neither Party nor their Affiliates shall, either alone or with or through Third Parties, [***].  Notwithstanding the foregoing limitations, nothing in this Section 10.4 (Exclusivity) shall limit, restrict or impair DSE’s and its Affiliates’ right to continue to develop, manufacture, sell, offer for sale, or have sold [***] during the Term of this Agreement.

10.5.                     Certain Other Covenants.

10.5.1.                              Compliance.  Esperion and its Related Parties shall Develop, Manufacture and Commercialize the Licensed Products in material compliance with all applicable Laws, including current governmental regulations concerning GLP, GCP and cGMP.  DSE and its Related Parties shall Commercialize the Licensed Products in material compliance with all applicable Laws, including current governmental regulations concerning GCP and cGMP.

10.5.2.                              Conflicting Agreements. DSE shall not enter into any agreement with any Third Party that would conflict with, limit or restrict DSE’s ability to comply with its obligations under this Agreement. Esperion shall not enter into any agreement with any Third Party that would conflict with, limit or restrict Esperion’s ability to comply with its obligations under this Agreement.

10.5.3.                              No Debarment.  Each Party shall use commercially reasonable efforts to not use, in any capacity in connection with this Agreement or the performance of its obligations under this Agreement, any Person that has been debarred pursuant to Section 306 of the FD&C Act, or that is the subject of a conviction described in such section.  Each Party agrees to inform the other Party in writing immediately if it or any Person that

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

is performing activities under this Agreement, is debarred or is subject to debarment or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of such Party’s knowledge, is threatened, relating to the debarment or conviction of such Party or any Person or entity used in any capacity by such Party or any of its Affiliates in connection with performance of its other obligations under this Agreement.

11.                               INDEMNIFICATION; LIMITATION OF LIABILITY; INSURANCE

11.1.                     General Indemnification by DSE.  DSE shall indemnify, hold harmless and defend Esperion, its Related Parties, and their respective directors, officers, employees and agents (“Esperion Indemnitees”) from and against any and all Third Party claims, suits, losses, liabilities, damages, costs, fees and expenses (including reasonable attorneys’ fees and litigation expenses) (collectively, “Losses”) arising out of or resulting from, directly or indirectly, (a) any breach of, or inaccuracy in, any representation or warranty made by DSE in this Agreement, or any breach or violation of any covenant or agreement of DSE in or in the performance of this Agreement (b) the Commercialization of the Licensed Product anywhere in the DSE Territory,  or (c) the negligence or willful misconduct by or of DSE and its Related Parties, and their respective directors, officers, employees and agents in the performance of DSE’s obligations under this Agreement.  DSE shall have no obligation to indemnify the Esperion Indemnitees to the extent that the Losses arise out of or result from, directly or indirectly, any breach of, or inaccuracy in, any representation or warranty made by Esperion in this Agreement, or any breach or violation of any covenant or agreement of Esperion in the performance of this Agreement, or the negligence or willful misconduct by or of any of the Esperion Indemnitees, or matters for which Esperion is obligated to indemnify DSE Indemnitees under Section 11.2 (General Indemnification by Esperion).

11.2.                     General Indemnification by Esperion.  Esperion shall indemnify, hold harmless, and defend DSE, its Related Parties and their respective directors, officers, employees and agents (“DSE Indemnitees”) from and against any and all Third Party Losses arising out of or resulting from, directly or indirectly, (a) any breach of, or inaccuracy in, any representation or warranty made by Esperion in this Agreement, or any breach or violation of any covenant or agreement of Esperion in or in the performance of this Agreement, (b) the Development  of the Licensed Product by Esperion or any of its Affiliates, (c) the Commercialization of the Licensed Product anywhere in the Esperion Territory, or (d) the negligence or willful misconduct by or of Esperion and its Related Parties, and their respective directors, officers, employees and agents in the performance of Esperion’s obligations under this Agreement. Esperion shall have no obligation to indemnify the DSE Indemnitees to the extent that the Losses arise out of or result from, directly or indirectly, any breach of, or inaccuracy in, any representation or warranty made by DSE in this Agreement, or any breach or violation of any covenant or agreement of DSE in or in the performance of this Agreement, or the negligence or willful misconduct by or of any of the DSE Indemnitees, or matters for which DSE is obligated to indemnify Esperion Indemnitees under Section 11.1 (General Indemnification by DSE).

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

11.3.                     Indemnification Procedure.  In the event of any such claim against any DSE Indemnitee or Esperion Indemnitee (individually, an “Indemnitee”), the indemnified Party shall promptly notify the other Party in writing of the claim and the indemnifying Party shall manage and control, at its sole expense, the defense of the claim and its settlement. The Indemnitee shall cooperate with the indemnifying Party and may, at its option and expense, be represented in any such action or proceeding. The indemnifying Party shall not be liable for any settlements, litigation costs or expenses incurred by any Indemnitee without the indemnifying Party’s written authorization. Notwithstanding the foregoing, if the indemnifying Party believes that any of the exceptions to its obligation of indemnification of the Indemnitees set forth in Sections 11.1 (General Indemnification by DSE) or 11.2 (General Indemnification by Esperion)  may apply, the indemnifying Party shall promptly notify the Indemnitees, which shall then have the right to be represented in any such action or proceeding by separate counsel at their expense, provided that the indemnifying Party shall be responsible for payment of such expenses if the Indemnitees are ultimately determined to be entitled to indemnification from the indemnifying Party for the matters to which the indemnifying Party notified the Indemnitees that such exception(s) may apply.

11.4.                     Limitation of Liability.  NEITHER PARTY HERETO SHALL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THE AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES, EXCEPT AS A RESULT OF A PARTY’S WILLFUL MISCONDUCT OR A BREACH OF SECTION 7 (CONFIDENTIALITY AND PUBLICATION).  NOTHING IN THIS SECTION 11.4 (LIMITATION OF LIABILITY) IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.

11.5.                     Insurance.  Each Party shall, at its own expense, maintain general commercial liability insurance, including products liability insurance, contractual liability, bodily injury, property damage and personal injury coverage adequate to cover its obligations and liabilities under this Agreement and the Supply Agreement, and which are consistent with normal business practices of comparable companies with respect to similar obligations and liabilities.  Such coverage shall be purchased for a minimum limit of [***] U.S. Dollars ($[***]) for any one (1) claim or all damages combined.  The Parties shall maintain such insurance for so long as this Agreement or the Supply Agreement is in effect, and shall from time to time provide copies of certificates of such insurance to each other upon request.  If the insurance policy is written on a claims-made basis, then the coverage must be kept in place for at least [***] years after the termination of this Agreement.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

12.                               INTELLECTUAL PROPERTY OWNERSHIP, PROTECTION AND RELATED MATTERS

12.1.                     Inventorship; Ownership.

12.1.1.                              Inventorship.  Inventorship for inventions made during the course of the performance of this Agreement shall be determined in accordance with applicable patent Laws for determining inventorship.

12.1.2.                              Ownership. Esperion shall own the entire right, title and interest in and to all inventions it Invents during the Term.  The Parties shall jointly own the entire right, title and interest in and to all inventions they Invent jointly during the Term.

12.1.3.                              Employee Assignment.  Each Party shall ensure that all of its employees and all of its Affiliates’ employees acting under its or its Affiliates’ authority in the performance of this Agreement assign to such Party under a binding written agreement all Know-How and Patent Rights discovered, made, conceived by such employee as a result of such employee’s employment.  In the case of all Third Parties acting in the performance a Party’s obligations under this Agreement, such as consultants, subcontractors, licensees, Sublicensees, outside contractors, clinical investigators, agents, or non-employees working for non-profit academic institutions, the Party that engages such Third Party shall ensure that such Third Party is also so obligated under such an agreement, unless otherwise approved by the Parties.

12.1.4.                              Right to Practice Joint Technology.  Subject to the rights and licenses granted to, and the obligations (including royalty obligations) of each Party, either Party is entitled to practice Joint Technology for all purposes on a worldwide basis and license Joint Technology without consent of and without a duty of accounting to the other Party.  Each Party will grant and hereby does grant all permissions, consents and waivers with respect to, and all licenses under, the Joint Technology, throughout the world, necessary to provide the other Party with such rights of use and exploitation of the Joint Technology, and will execute documents as necessary to accomplish the foregoing.

12.2.                     Prosecution and Maintenance of Patent Rights.

12.2.1.                              Prosecution of Esperion Patent Rights and Joint Patent Rights.

(a)                                                              Esperion has the sole responsibility to, at Esperion’s discretion, file, prosecute, and maintain (including the defense of any interference or opposition proceedings or inter partes review and any equivalent proceedings in the Territory), all Esperion Patent Rights and Joint Patent Rights.

(b)                                                              Esperion shall furnish to DSE, via electronic mail or such other method as mutually agreed by the Parties, copies of documents received from outside counsel in the course of filing, prosecution or maintenance of or copies of documents filed with the relevant national patent offices with respect to the filing, prosecution, and maintenance of all Esperion Patent Rights and Joint Patent Rights in the DSE Territory within a reasonable time after the receipt or filing of such documents.  Esperion shall provide DSE and its patent counsel with a reasonable opportunity to consult with and provide comments to Esperion and its patent counsel regarding the filing and contents of any such

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

application, amendment, submission or response. All timely advice and suggestions of DSE and its patent counsel shall be taken into consideration in good faith by Esperion and its patent counsel in connection with such filing.

(c)                                                               In the event that Esperion elects not to maintain patent protection on any Esperion Patent Rights or Joint Patent Rights in the DSE Territory for other than strategic reasons, Esperion shall notify DSE at least [***] days before any such Patent Rights would become abandoned or otherwise forfeited, and Esperion shall assign all of its right, title and interest in and to such Esperion Patent Rights or Joint Patent Rights to DSE at DSE’s sole cost and expense, and such Esperion Patent Rights or Joint Patent Rights shall become patent rights solely owned by DSE; provided that, if such assignment is not possible, then DSE shall have the right (but not the obligation), at its sole cost and expense, to prosecute and maintain in any country patent protection on such Esperion Patent Rights or Joint Patent Right in the name of Esperion.

12.3.                     Third Party Infringement.

12.3.1.                              Notice of Infringement.  During the Term, each Party will promptly notify the other Party in writing of any known or suspected infringement or unauthorized use or misappropriation by a Third Party of any Esperion Technology or Joint Technology  concerning any product intended for use in preventing, diagnosing or treating any disease or condition in humans (including development, Manufacture, or Commercialization) in the DSE Territory (such infringement or unauthorized use or misappropriation, “Competing Infringement”) of which such Party becomes aware. The notifying Party will provide the other Party with all evidence available to it supporting its belief that there is Competing Infringement.

12.3.2.                              Right to Enforce. Subject to the provisions of any Esperion Third Party Agreement, DSE shall have the first right, but not the obligation, to take any reasonable measures it deems appropriate with respect to any Competing Infringement in the DSE Territory under any Esperion Technology or Joint Technology.  Such measures may include (a) initiating or prosecuting an infringement, misappropriation or other appropriate suit or action (each an “Infringement Action”) in the DSE Territory, or (b) subject to Section 8.1.2 (DSE Sublicense Rights), granting adequate rights and licenses to any Third Party necessary to render continued Competing Infringement in the DSE Territory non-infringing.  Notwithstanding the foregoing, if DSE does not inform Esperion that it intends to either initiate such an Infringement Action or grant adequate rights and licenses to such Third Party within [***] days after DSE’s receipt of a notice of infringement pursuant to Section 12.3.1 (Notice of Infringement), then Esperion will have the second right, but not the obligation, to initiate such Infringement Action, but solely with respect to any Esperion Technology or Joint Technology.

12.3.3.                              Control; Cooperation.  The Party initiating any Infringement Action (such Party, the “Responsible Party”) shall have the right to control the initiation and

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

prosecution of any Infringement Action, including the right to select counsel therefor, at its own expense.  If requested by the Responsible Party, the other Party shall join as a party to such Infringement Action and will execute and cause its Affiliates to execute all documents necessary for the Responsible Party to initiate, prosecute, maintain or defend such action or proceeding.  In addition, at the Responsible Party’s request, the other Party shall provide reasonable assistance to the Responsible Party in connection with an Infringement Action at no charge to the Responsible Party except for reimbursement by the Responsible Party of reasonable Out-of-Pocket Costs incurred in rendering such assistance.

12.3.4.                              Sharing of Recoveries.  Any amounts recovered by either Party pursuant to this Section 12.3 (Third Party Infringement) will be used first to reimburse the Parties for their reasonable costs and expenses, including attorneys’ fees incurred in making such recovery (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses) with any remainder [***].

12.4.                     Third Party Claims.  If a Third Party sues a Party (the “Sued Party”) alleging that the Sued Party’s, or the Sued Party’s Sublicensee’s, Development, Manufacture or Commercialization of the Licensed Product infringes or will infringe said Third Party’s intellectual property, then upon the Sued Party’s request and in connection with the Sued Party’s defense of any such Third Party suit, the other Party will provide reasonable assistance to the Sued Party for such defense. The Sued Party will keep the other Party, if such other Party has not joined in such suit, reasonably informed on a quarterly basis, in person or by telephone, prior to and during the pendency of any such suit.

12.5.                     Common Interest.  All information exchanged between the Parties representatives pursuant to this Section 12 (Intellectual Property) regarding the preparation, filing, prosecution, maintenance, or enforcement of Patent Rights will be deemed Confidential Information.  In addition, the Parties acknowledge and agree that, with regard to such preparation, filing, prosecution, maintenance, and enforcement of the Esperion Patent Rights and Joint Patent Rights the interests of the Parties as collaborators and licensor and licensee are to obtain the strongest patent protection possible, and as such, are aligned and are legal in nature.  The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning such Patent Rights, including privilege under the common interest doctrine and similar or related doctrines.

12.6.                     Patent Term Extensions.

12.6.1.                              Esperion Patent Rights.  Subject to the provisions of any Esperion Third Party Agreement, Esperion shall use Commercially Reasonable Efforts to obtain all available extensions of Esperion Patent Rights in the DSE Territory, as requested by DSE.

12.6.2.                              Joint Patent Rights.  Esperion shall have the exclusive right in its sole discretion to obtain all available extensions of any Joint Patent Rights.  DSE shall provide any reasonably necessary powers of attorney and shall provide any other assistance, at

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Esperion’s sole cost and expense, which Esperion reasonably requests to enable Esperion to obtain any such extensions.

12.7.                     Trademarks.

12.7.1.                              Prosecution of Esperion Trademarks; General. Esperion shall have the sole responsibility to file, prosecute, register and maintain (including the defense of opposition proceedings and any equivalent proceedings) Esperion Trademarks and back-up trademarks (including any logo associated therewith), which shall not be confusingly similar to any DSE mark, on a timely manner at its sole cost and expense in the DSE Territory throughout the Term. Consistent with DSE’s exclusive right to such Esperion Trademarks under Section 8.1.1 (Exclusive License Grant), DSE shall use any Esperion Trademarks in a manner consistent with this Agreement, including the Global Branding Strategy, and for no other purpose.  DSE shall use any Esperion Trademarks in a manner consistent with trademark usage guidelines provided by Esperion from time-to-time.   Subject to the foregoing: (i) DSE shall not use any other marks that are confusingly similar to an Esperion Trademark, (ii) all rights in each of the Esperion Trademarks shall remain at all times the sole property of Esperion, and all use of such Esperion Trademarks shall inure to the benefit of Esperion, and (iii) DSE agrees not to contest or attack Esperion’s ownership of the Esperion Trademarks.

12.7.2.                              Third Party Infringement.

(a)                                                              Notice of Infringement.  During the Term, each Party will promptly notify the other Party in writing of any known or suspected infringement or unauthorized use or misappropriation by a Third Party of Esperion Trademarks in the DSE Territory (such infringement or unauthorized use or misappropriation, “Competing Infringement”) of which such Party becomes aware. The notifying Party will provide the other Party with all evidence available to it supporting its belief that there is Competing Infringement.

(b)                                                              Right to Enforce. Esperion shall have the first right, but not the obligation, to take any reasonable measures it deems appropriate with respect to any Competing Infringement in the DSE Territory.  Such measures may include initiating or prosecuting an infringement, misappropriation or other appropriate suit or action (each an “Infringement Action”) in the DSE Territory.  Notwithstanding the foregoing, if Esperion does not inform DSE that it intends to initiate such an Infringement Action to such Third Party within [***] days after Esperion’s receipt of a notice of infringement pursuant to Section 12.7.2(a)(Notice of Infringement), then DSE will have the second right, but not the obligation, to initiate such Infringement Action.

(c)                                                               Control; Cooperation.  The Party initiating any Infringement Action (such Party, the “Responsible Party”) shall have the right to control the initiation and prosecution of any Infringement Action, including

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

the right to select counsel therefor, at its own expense.  If requested by the Responsible Party, the other Party shall join as a party to such Infringement Action and will execute and cause its Affiliates to execute all documents necessary for the Responsible Party to initiate, prosecute, maintain or defend such action or proceeding.  In addition, at the Responsible Party’s request, the other Party shall provide reasonable assistance to the Responsible Party in connection with an Infringement Action at no charge to the Responsible Party except for reimbursement by the Responsible Party of reasonable Out-of-Pocket Costs incurred in rendering such assistance.

(d)                                                              Sharing of Recoveries.  Any amounts recovered by either Party pursuant to this Section 12.7.2 (Third Party Infringement) will be used first to reimburse the Parties for their reasonable costs and expenses, including attorneys’ fees incurred in making such recovery (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses) with [***].

12.7.3.                              Third Party Claims. Esperion shall warrant Esperion Trademarks does not infringe other intellectual property rights in the DSE Territory. If the use of Esperion Trademarks infringes any other intellectual property rights in the DSE Territory, Esperion shall hold DSE, its Affiliates and its Sublicensees harmless and indemnified against any Losses suffered as a result of such Third Party’s Claims.

13.                               TERM AND TERMINATION; REMEDIES

13.1.                     Term. This Agreement shall be effective as of the Effective Date and, unless terminated earlier pursuant to Section 13.2 (Termination Rights), this Agreement shall continue in effect until the expiration of the last to expire of the Royalty Terms (“Term”).  Upon the expiration of the Term without this Agreement being terminated earlier pursuant to Section 13.2 (Termination Rights), DSE’s rights to the Licensed Products and all license grants to DSE hereunder shall continue, shall remain exclusive to DSE (even as to Esperion) and shall become fully paid-up, royalty-free, perpetual and irrevocable.

13.2.                     Termination Rights. This Agreement may not be terminated by either Party except as provided in this Section 13.2 (Termination Rights).

13.2.1.                              Termination of Agreement for Convenience.  DSE shall have the right to terminate the Agreement in its entirety at any time after the [***] anniversary of the Effective Date on [***] months’ prior written notice to Esperion.

13.2.2.                              Termination of Agreement in its Entirety for Cause. This Agreement may be terminated in its entirety at any time during the Term upon written notice by either Party if the other Party is in material breach of its obligations hereunder and has not cured such breach within [***] days in the case of any undisputed payment

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

breach, or within [***] days in the case of all other breaches, after notice requesting cure of the breach; provided, however, that if any breach other than a payment breach is not reasonably curable within [***] days and if a Party is making a bona fide effort to cure such breach, such termination shall be delayed for a time period to be agreed by both Parties, not to exceed an additional [***] days, in order to permit such Party a reasonable period of time to cure such breach; provided further, that if the alleged material breach relates to non-payment of any amount due under this Agreement (i.e., a payment breach), the cure period shall be tolled pending resolution of any bona fide dispute between the Parties as to whether such payment is due.

13.2.3.                              Challenges of Patent Rights.  If, during the Term, DSE (a) commences or participates in any action or proceeding (including any patent opposition or re-examination proceeding), or otherwise asserts any claim, challenging or denying the validity or enforceability of any claim of any Esperion Patent Rights that have been specifically identified to DSE in writing (including as of the Effective Date, as set forth and identified on Schedule 10.2.5 or (b) actively assists any other Person in bringing or prosecuting any action or proceeding (including any patent opposition or re-examination proceeding) challenging or denying the validity or enforceability of any claim of such Patent Rights (each of (a) and (b), a “Patent Challenge”), then, to the extent permitted by the applicable Laws, Esperion shall have the right, exercisable within [***] days following receipt of notice regarding such Patent Challenge, in its sole discretion, to give notice DSE that Esperion may terminate the license(s) granted to under such Patent Right(s) to DSE pursuant to this Agreement [***] days following such notice (or such longer period as the Esperion may designate in such notice), and, unless DSE withdraws or causes to be withdrawn all such challenge(s) (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges that DSE does not have the power to unilaterally withdraw or cause to be withdrawn, DSE ceases actively assisting any other party to such Patent Challenge and, to the extent DSE is a party to such Patent Challenge, it withdraws from such Patent Challenge) within such [***]-day period, Esperion shall have the right to terminate the license(s) granted to under such Patent Right(s) to DSE pursuant to the Agreement by providing written notice thereof to DSE.

13.2.4.                              [reserved]

13.2.5.                              Termination for Lack of Regulatory Approval.  In the event that the first Regulatory Approval in the DSE Territory is not obtained on or before the end of 2021, then DSE may terminate this Agreement in its entirety upon written notice to Esperion.

13.2.6.                              Effect of Change of Control. DSE may terminate this Agreement forthwith upon written notice to Esperion in the event that there is a Change of Control of Esperion. Esperion shall give DSE written notice of any such Change of Control prior to the effective date thereof.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

13.2.7.                              Bankruptcy.  In the event that the performance of the respective obligations of this Agreement become untenable as a result of a Party filing a petition of bankruptcy, enters into insolvency or liquidation proceedings either voluntarily or involuntarily, or if a receiver is appointed with respect to the assets of such Party, or any similar action is filed under Applicable Laws, and such measure is not dismissed [***] days, to the extent permitted by the Applicable Laws of the Territory, the other Party may terminate this Agreement by written notice to such Party. Notwithstanding the foregoing, the Parties acknowledge that a Party to this Agreement may, from time-to-time, make changes in its corporate structure, including inter alia changes in the shareholdings of Affiliates, which would not constitute a case of bankruptcy under this Section 13.2.7 (Bankruptcy).

13.3.                     Effect of Termination.

13.3.1.                              Consequences of Termination or Expiration of this Agreement. If this Agreement expires or is terminated by a Party prior to its expiration, in each case, in its entirety at any time and for any reason, then the following terms will apply as specified below:

(a)                                                              Licenses.  Upon termination of this Agreement prior to expiration, the licenses granted by Esperion to DSE under this Agreement will terminate and DSE, its Affiliates, and its Sublicensees will cease selling Licensed Products in the DSE Territory.

(b)                                                              Return of Information and Materials.  Upon termination or expiration, the Parties will return (or destroy, as directed by the other Party) all data, files, records, and other materials containing or comprising the other Party’s Confidential Information.  Notwithstanding the foregoing, the Parties will be permitted to retain one copy of such data, files, records, and other materials for archival and legal, financial and tax compliance purposes.

(c)                                                               Accrued Rights.  Termination of this Agreement for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party prior to such termination.  Such termination will not relieve a Party from obligations that are expressly indicated to survive the termination of this Agreement.

(d)                                                              Survival.  The following provisions of this Agreement will survive the expiration or earlier termination of this Agreement:  Sections 1 (in its entirety), 2.3.4, 6.3, 7 (in its entirety), 9.5 (including with respect to a final royalty report covering the period through the effective date of termination), 9.6, 9.7, 9.8, 9.9, 9.10, 9.11, 10.3, 11 (in its entirety), 12.1.4, 12.2-12.6 (inclusive and solely with respect to Joint Patent Rights), 13.1, 13.3, 13.4, 14.1, 14.3-14.11 (inclusive) and 14.16.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

13.4.                     Special Consequences of Certain Terminations.  If Esperion terminates this Agreement for any reason[***] then, in addition to the terms set forth in Section13.3.1 (Consequences of Termination or Expiration of this Agreement), the following additional terms will also apply:

13.4.1.                              License Grant.  The license granted by DSE to Esperion under Section 8.2 (License Grants to Esperion) shall automatically become irrevocable, perpetual and worldwide;

13.4.2.                              Disclosure of Certain Commercialization Related Information.  DSE will disclose to Esperion for use with respect to the further Commercialization of the Licensed Product, material information pertaining to pricing and market access strategy and health economic study information, in each case for the Licensed Product in the DSE Territory in the possession of DSE as of the date of such reversion that relate to such Licensed Products that is necessary for the continued Commercialization of such Licensed Products in the DSE Territory;

13.4.3.                              Regulatory Materials.  Within [***] days following the date of the termination, DSE will assign, and hereby does assign, to Esperion all of DSE’s right, title and interest in and to all Regulatory Materials for the Licensed Products, including any Regulatory Approvals and Pricing and Reimbursement Approvals that relate to the applicable Licensed Product;

13.4.4.                              Trademarks.  DSE will license to Esperion any trademarks that are specific to Licensed Products solely for use with such Licensed Product; provided, however, that in no event will DSE have any obligation to license to Esperion any trademarks used by DSE other than in connection with a Licensed Product or any other trademarks of DSE; and

13.4.5.                              Stock of Finished Drug Product.  DSE will have the right to continue to sell and otherwise Commercialize all of the inventory of finished drug product for such Licensed Product held by DSE as of the effective date of termination and DSE shall continue to pay to Esperion any applicable royalties due on any such sales.

13.4.6.                              Transition Activities.

(a)                                                              The Parties wish to provide a mechanism to ensure that, assuming the Licensed Product is available to patients as of the reversion date, patients who were being treated with the Licensed Product prior to such termination or who desire access to the Licensed Product can continue to have access to such Licensed Product while the regulatory and commercial responsibilities for the Licensed Product are transitioned from DSE to Esperion. As such, Esperion may request DSE to perform transition activities that are necessary or useful to (1) transition DSE’s Commercialization activities (if any) to Esperion to minimize disruption to sales, (2) provide patients with continued access to the applicable Licensed Products (if applicable), (3) enable Esperion

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(or Esperion’s designee) to assume and execute the responsibilities under all Regulatory Approvals and ongoing Clinical Studies for the applicable Licensed Product, and (4) ensure long-term continuity of supply for the Licensed Product (collectively, the “Transition Activities”), but no longer than [***] year following the effective date of termination.

(b)                                                              Esperion may elect to have DSE perform the applicable Transition Activities by providing written notice to DSE no later than [***] days following the effective date of the termination. If Esperion requests Transition Activities, the Parties will mutually agree upon a transition plan for DSE to perform the applicable Transition Activities including delivery and transition dates. In addition, the Parties will establish a transition committee consisting of at least each Party’s Alliance Managers, and up to [***] additional representatives from each Party who are from other relevant functional groups to facilitate a smooth transition. While DSE is providing applicable Transition Activities, DSE and Esperion will agree on talking points and a communication plan to customers, specialty pharmacies, physicians, regulatory authorities, patient advocacy groups, and clinical study investigators, in each case only if applicable at the time of reversion, and DSE will make all such communications to such applicable entities in accordance with the mutually agreed talking points.

(c)                                                               [***] Esperion will own all revenue derived from the Licensed Product after the termination date and DSE will remit all such revenues to Esperion no later than the [***] day following the end of the month in which such revenue was received.

14.                               MISCELLANEOUS

14.1.                     Standstill Agreement.

14.1.1.                              Standstill Term.  During the period commencing on the Effective Date and expiring on the date that is[***] years after the end of the Term (such period, as it may earlier terminate pursuant to Section 14.1.2 (Termination of Standstill), the “Standstill Term”), neither DSE nor any of its Affiliates shall, directly or indirectly (and DSE shall cause such Affiliates not to), except as expressly invited in writing by Esperion (for purposes of this Section 14.1(Standstill Agreement), DSE, together with such Affiliates, being referred to, collectively, as the “Investor”):

(a)                                                              [***] ;

(b)                                                              [***], in each case without the prior written consent of the Board of Directors of Esperion (the “Board”) or an authorized committee thereof;

(c)                                                               [***];

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(d)                                                              [***];

(e)                                                               [***];

(f)                                                                [***];

(g)                                                              act in concert with any Third Party to take any action in clauses (a) through (e) above, or form, join or in any way participate in a partnership, limited partnership, syndicate or other group within the meaning of Section 13(d)(3) of the Securities Act of 1934, as amended, or any successor thereto;

(h)                                                              enter into discussions, negotiations, arrangements or agreements with any Person relating to the foregoing actions referred to in clauses (a) through (g) above; or

(i)                                                                 [***];

provided that (A) nothing contained in this Section 14.1.1 (Standstill Term) shall prohibit the Investor or its Affiliates from [***] with, Esperion, and (B) the prohibitions set forth in the foregoing clauses (a) through (h) (collectively, the “Standstill Provisions”) shall not apply to (i) [***].

14.1.2.                              Termination of Standstill.  Provided the Investor has not violated Section 14.1.1(c), (d), (f) or (h) with respect to the Offeror referred to in Section 14.1.1 (Standstill Term), the restrictions contained in Section 14.1.1 (Standstill Term) shall terminate upon the earlier to occur of:

(a)                                                              [***];

(b)                                                              [***];

(c)                                                               [***] or

(d)                                                              [***];

provided, however, that if any of the transactions referred to above terminates, then the restrictions contained in Section 14.1.1shall again be applicable.

14.2.                     Assignment.  Except as provided in this Section 14.2 (Assignment), this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the written consent of the other Party.  Notwithstanding the foregoing, either Party may, without the other Party’s written consent, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate or to a party that acquires, by or otherwise in connection with, merger, sale of

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

assets or otherwise, all or substantially all of the business of the assigning Party to which the subject matter of this Agreement relates, provided that the assignee assumes all of the assigning Party’s obligations under this Agreement, subject to Section 14.15.2 (Future Acquisition of a Party or its Business). The assigning Party shall remain responsible for the performance by its assignee of this Agreement or any obligations hereunder so assigned. Any purported assignment in violation of this Section 14.2 (Assignment) shall be void.

14.3.                     Governing Law.  The Agreement shall be construed and the respective rights of the Parties determined in accordance with the substantive Laws of the State of New York, notwithstanding any provisions of New York Law or any other Law governing conflicts of laws to the contrary.

14.4.                     Jurisdiction.  Each Party by its execution hereof, (a) hereby irrevocably submits to the jurisdiction of the courts sitting in New York City, New York, for the purpose of any dispute arising between the Parties in connection with this Agreement (each, an “Action”), except as otherwise expressly provided in this Agreement; (b) hereby waives, to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that (i) it is not subject personally to the jurisdiction of the above-named court, (ii) its property is exempt or immune from attachment or execution, (iii) any such Action brought in the above-named court should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than the above-named court, or should be stayed by reason of the pendency of some other proceeding in any other court other than the above-named court, or (iv) this Agreement or the subject matter hereof may not be enforced in or by such court; and (c) hereby agrees not to commence any such Action other than before the above-named court. Notwithstanding the previous sentence a Party may commence any Action in a court other than the above-named court solely for the purpose of enforcing an order or judgment issued by the above-named court.

14.5.                     Entire Agreement; Amendments.  The Agreement contains the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all previous arrangements with respect to the subject matter hereof, whether written or oral, including that Confidentiality Letter Agreement dated June 15, 2018  (provided that all information disclosed or exchanged under such agreement will be treated as Confidential Information hereunder).  This Agreement (other than the Schedules attached hereto) may be amended, or any term hereof modified, only by a written instrument duly-executed by authorized representatives of both Parties hereto.  The Schedules attached hereto may be amended, or any term hereof modified, only by a written instrument duly-executed by authorized representatives of both Parties hereto, except to the extent expressly provided in this Agreement.

14.6.                     Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any respect by a competent court in any jurisdiction, the invalid, illegal or unenforceable provision(s) shall be severed from this Agreement and shall not affect the validity of this Agreement as a whole.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

14.7.                     Headings.  The captions to the Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Sections hereof.

14.8.                     Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

14.9.                     Interpretation.  Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa); (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation” and shall not be interpreted to limit the provision to which it relates; (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (e) any reference herein to any Person shall be construed to include the Person’s successors and permitted assigns; (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in each of their entirety, as the context requires, and not to any particular provision hereof; (g) all references herein to Sections or Schedules shall be construed to refer to Sections or Schedules of this Agreement, and references to this Agreement include all Schedules hereto; (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging); (j) references to any specific law, rule or regulation, or article, Section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof; and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.”

14.10.              No Implied Waivers; Rights Cumulative.  Except as expressly provided in this Agreement, no failure on the part of Esperion or DSE to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at Law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

14.11.              Notices.  All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by nationally-recognized overnight courier

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Esperion, to:	Esperion Therapeutics, Inc.
3891 Ranchero Drive, Suite 150
Ann Arbor, MI 48108
U.S.A.
Attention: Chief Executive Officer

With a copy to:	Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02110
U.S.A.
Attention: Christopher Denn

If to DSE, to:	Daiichi Sankyo Europe GmbH
Zielstattstrasse 48
81379 Munich
Germany
Attention: Partner Management Department

With a copy to:	Daiichi Sankyo Europe GmbH
Zielstattstrasse 48
81379 Munich
Germany
Attention: General Counsel, Legal Department

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. In addition, each Party shall deliver a courtesy copy to the other Party’s Alliance Manager concurrently with such notice. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a business day (or if delivered or sent on a non-business day, then on the next business day); (b) on receipt if sent by overnight courier; or (c) on receipt if sent by mail.

14.12.              Compliance with Export Regulations.  Neither Party shall export any technology licensed to it by the other Party under this Agreement except in compliance with U.S. export Laws and other applicable foreign export Laws.

14.13.              Force Majeure.  Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement (except liability of money payment obligations), to the extent that such failure or delay is caused by or results from causes which are enforceable and irresistible, potentially including embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God. The affected Party shall notify the other Party of such force majeure

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

14.14.              Independent Parties.  It is expressly agreed that Esperion and DSE shall be independent contractors and that the relationship between Esperion and DSE shall not constitute a partnership, joint venture or agency. Esperion shall not have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on DSE, without the prior written consent of DSE, and DSE shall not have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on Esperion without the prior written consent of Esperion.

14.15.              Performance by Affiliates.

14.15.1.                       Use of Affiliates.  Each Party acknowledges and accepts that the other Party may exercise its rights and perform its obligations under this Agreement either directly or through one or more of its Affiliates.  A Party’s Affiliates will have the benefit of all rights (including all licenses) of such Party under this Agreement.  Accordingly, in this Agreement “DSE” will be interpreted to mean “DSE or its Affiliates” and “Esperion” will be interpreted to mean “Esperion or its Affiliates” where necessary to give each Party’s Affiliates the benefit of the rights provided to such Party in this Agreement; provided, however, that in any event each Party will remain responsible for the acts and omissions, including financial liabilities, of its Affiliates.

14.15.2.                       Future Acquisition of a Party or its Business.  Notwithstanding Section 14.15.1 (Use of Affiliates) or anything to the contrary in this Agreement, in the event of an acquisition of a Party or its business by a Third Party (an “Acquirer”) after the Effective Date, whether by merger, asset purchase or otherwise, as to any such Acquirer, the non-acquired Party shall not obtain rights, licenses, options or access to any Patent Rights, Know-How, product candidates or products that are held by the Acquirer or any Affiliate of the Acquirer that becomes an Affiliate of the acquired Party as a result of such acquisition (but excluding the acquired Party), that were not generated through any use or access to the Know-How or Patent Rights of the acquired Party, or that are not used by the acquired Party in connection with a Licensed Product.

14.15.3.                       Acquired Programs.

(a)                                                              Notwithstanding Section 14.15.1 (Use of Affiliates) or anything to the contrary in this Agreement, but subject to Section 14.2 (Assignment), in the event of either (a) an acquisition of a Party or its business after the Effective Date by an Acquirer whether by merger, asset purchase or otherwise, or (b) an acquisition by a Party after the Effective Date of the business or assets of a Third Party, whether by merger, asset purchase or otherwise, that includes any program(s) of the acquired Third Party that but for this Section 14.15.3 (Acquired Programs), would violate Section 10.4 (Exclusivity) (each such program, a “Competing Program,” and such acquired business or assets, an “Acquired Business”), then, in either case ((a) or (b)), the

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Acquirer or Acquired Business, and any Affiliate of the Acquirer or Acquired Business that becomes an Affiliate of the acquired or acquiring Party as a result of such acquisition (but excluding the acquired Party), shall not be subject to the restrictions in Section 10.4(Exclusivity) as to: [***].

(b)                                                              In addition, notwithstanding Section 14.15.1 (Use of Affiliates) or anything to the contrary in this Agreement, in the event of an acquisition by a Party after the Effective Date of an Acquired Business that includes a Competing Program [***] for such Acquired Business and its Affiliates, [***].

14.16.              Binding Effect; No Third Party Beneficiaries.  As of the Effective Date, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns. Except as expressly set forth in this Agreement, no Person other than the Parties and their respective Affiliates and permitted assignees hereunder shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

14.17.              Counterparts.  The Agreement may be executed in two or more counterparts, including by facsimile or PDF signature pages or other electronic means, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

DAIICHI SANKYO EUROPE GmbH		ESPERION THERAPEUTICS, INC.

BY:	/s/ [***]	BY:	/s/ [***]
NAME: [***]		NAME: [***]
TITLE: [***]		TITLE: [***]

BY:	/s/ [***]
NAME: [***]
TITLE: [***]

Signature page to Collaboration Agreement

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Schedule 1.47

Esperion Third Party Agreements

[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Schedule 1.48

Esperion Trademarks

[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Schedule 1.60

Global Clinical Studies

[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Schedule 1.77

Licensed Products

Description of Bempedoic Acid Formulations

[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Schedule 2.1.1

Esperion Global Development Plan

[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Schedule 7.3

Press Releases

1.                                      Esperion Press Release

Esperion Announces Agreement with Daiichi Sankyo Europe (DSE) to Commercialize Bempedoic Acid in Europe

—     Esperion to Receive $300 Million in Upfront and Near-term Milestones    —
—     Up to $900 Million in Total Milestones     —
—     Substantial Tiered Royalties     —
—     Esperion Partnering with a European CV Sales Organization Exceeding 1000 and One of the Most Successful European-based Commercial Businesses    —
—     Conference Call and Webcast on Friday, January 4 at 8:00 a.m. Eastern Time   —

ANN ARBOR, Mich., Jan. 04, 2019 (GLOBE NEWSWIRE) — Esperion Therapeutics (NASDAQ: ESPR) today announced that they have entered into a licensing agreement with Daiichi Sankyo Europe (DSE) providing DSE with exclusive rights to commercialize bempedoic acid and the bempedoic acid / ezetimibe combination pill in the European Economic Area and Switzerland. The agreement combines Esperion Therapeutics’ first-in-class ATP Citrate Lyase (ACL) inhibitor, bempedoic acid, with Daiichi Sankyo’s European commercial capabilities which includes more than 1000 professionals dedicated to the commercialization of cardiovascular (CV) products, as well as synergies with their existing portfolio of novel oral anticoagulant and antiplatelet products. This agreement seeks to distribute bempedoic acid and the bempedoic acid / ezetimibe combination pill to the millions of patients in these geographies that need additional low-density lipoprotein cholesterol (LDL-C) lowering after maximum tolerated statin therapy.

“Daiichi Sankyo is focused on innovative pharmaceutical products to address the unmet medical needs of patients including those with cardiovascular disease, the number one cause of death and disability globally,” Ralf Goeddertz, Head of Business Development and Licensing at Daiichi Sankyo Europe.  “The Esperion team has conducted a robust, 4,000 patient, high-quality development program to establish bempedoic acid as an efficacious and safe therapeutic option that will help millions of patients that do not reach LDL-C treatment goals.”

“We are very pleased to partner with DSE to establish bempedoic acid as the most preferred LDL-C lowering treatment option after statins for patients and physicians in Europe.  Daiichi Sankyo Europe’s 1000 person cardiovascular commercial organization has a strong history of successfully commercializing drugs, including their novel oral anticoagulant, LIXIANA®, and there is significant overlap among physicians targeted for bempedoic acid,” said Tim Mayleben, president and chief executive officer of Esperion. “This agreement represents the first step in the evolution of Esperion from a pioneering development-stage company to a successful commercial-stage company.”

Esperion completed its Phase 3 LDL-C development program of bempedoic acid and the bempedoic acid / ezetimibe combination pill in October 2018.  The company plans to submit New Drug Applications (NDAs) to the Food and Drug Administration (FDA) during the first quarter of 2019 and Marketing Authorization Applications (MAAs) to the European Medicines Agency (EMA) during the second quarter of 2019.  FDA and EMA LDL-C approval decisions are expected during the first half of 2020.   The global cardiovascular outcomes trial of bempedoic acid, CLEAR Outcomes, is ongoing and cardiovascular risk reduction results are expected during 2022.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Details of the Agreement and Financial Terms

Under the terms of the licensing agreement, Esperion will grant Daiichi Sankyo Europe exclusive commercialization rights to bempedoic acid and the bempedoic acid / ezetimibe combination pill in the European Economic Area and Switzerland. Daiichi Sankyo Europe will be responsible for commercialization in the territories.

Esperion will receive an upfront cash payment of $150 million as well as $150 million upon first commercial sales in the territory. Esperion is also eligible to receive a substantial additional regulatory milestone payment upon the grant of the Marketing Authorization in the EU for the CV Risk Reduction Label, depending on the range of relative risk reduction in the CLEAR Outcomes study. In addition, Esperion is eligible to receive additional sales milestone payments. Finally, Esperion will receive substantial tiered royalties on net territory sales.

Conference Call and Webcast Information

Esperion’s Lipid Management Team will host a conference call and webcast today, Friday, January 4, 2019 at 8:00 a.m. Eastern Time to discuss the details of the agreement with Daiichi Sankyo Europe. The call can be accessed by dialing (877) 312-7508 (domestic) or (253) 237-1184 (international) five minutes prior to the start of the call and providing access code 5399439. A live audio webcast can be accessed on the investors and media section of the Esperion website at investor.esperion.com. Access to the webcast replay will be available approximately two hours after completion of the call and will be archived on the Company’s website for approximately 90 days.

Bempedoic Acid / Ezetimibe Combination Pill

Through the complementary mechanisms of action of inhibition of cholesterol synthesis (bempedoic acid) and inhibition of cholesterol absorption (ezetimibe), the bempedoic acid / ezetimibe combination pill is our lead, non-statin, orally available, once-daily, LDL-C lowering therapy. Inhibition of ATP Citrate Lyase by bempedoic acid reduces cholesterol biosynthesis and lowers LDL-C by up-regulating the LDL receptor. Inhibition of Niemann-Pick C1-Like 1 (NPC1L1) by ezetimibe results in reduced absorption of cholesterol from the gastrointestinal tract, thereby reducing delivery of cholesterol to the liver, which in turn up-regulates the LDL receptors.  Phase 3 data demonstrated that this safe and well tolerated combination results in a 35 percent lowering of LDL-C when used with maximally tolerated statins, a 43 percent lowering of LDL-C when used as a monotherapy, and a 34 percent reduction in high sensitivity C-reactive protein (hsCRP).

Bempedoic Acid

With a targeted mechanism of action, bempedoic acid is a first-in-class, complementary, orally available, once-daily ATP Citrate Lyase inhibitor that, reduces cholesterol biosynthesis and lowers LDL-C by up-regulating the LDL receptor. Similar to statins, bempedoic acid also reduces hsCRP, a key marker of inflammation associated with cardiovascular disease. Completed Phase 2 and Phase 3 studies conducted in almost 4,800 patients, and approximately 3,100 patients treated with bempedoic acid, have produced an additional 20 percent LDL-C lowering when used with maximally tolerated statins, up to 30 percent LDL-C lowering as monotherapy, 35 percent LDL-C lowering in combination with ezetimibe when used with maximally tolerated statins and up to 48 percent LDL-C lowering in combination with ezetimibe as monotherapy.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

The effect of bempedoic acid on cardiovascular morbidity and mortality has not yet been determined. The company initiated a global cardiovascular outcomes trial (CVOT) to assess the effects of bempedoic acid on the occurrence of major cardiovascular events in patients with, or at high risk for, cardiovascular disease (CVD) who are only able to tolerate less than the lowest approved daily starting dose of a statin and considered “statin intolerant.” The CVOT — known as CLEAR Outcomes — is an event-driven, global, randomized, double-blind, placebo-controlled study expected to enroll approximately 12,600 patients with hypercholesterolemia and high CVD risk at over 1,000 sites in approximately 30 countries.

About Esperion

Esperion is the Lipid Management Company passionately committed to developing and commercializing convenient, complementary, cost-effective, once-daily, oral therapies for the treatment of patients with elevated LDL-C. Through scientific and clinical excellence, and a deep understanding of cholesterol biology, the experienced Lipid Management Team at Esperion is committed to developing new LDL-C lowering therapies that will make a substantial impact on reducing global cardiovascular disease; the leading cause of death around the world. Bempedoic acid and the company’s lead product candidate, the bempedoic acid / ezetimibe combination pill, are targeted therapies that have been shown to significantly lower elevated LDL-C levels in patients with hypercholesterolemia, including patients inadequately treated with current lipid-modifying therapies. For more information, please visit www.esperion.com and follow us on Twitter at https://twitter.com/EsperionInc.

Forward Looking Statement: Esperion

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding the regulatory approval pathway for the bempedoic acid / ezetimibe combination pill and bempedoic acid and the therapeutic potential of, clinical development plan for, the bempedoic acid / ezetimibe combination pill and bempedoic acid, including Esperion’s timing, designs, plans and announcement of results regarding its global pivotal Phase 3 clinical development program for bempedoic acid and the bempedoic acid / ezetimibe combination pill, Esperion’s timing and plans for submission of NDAs to the FDA and MAAs to the EMA and Esperion’s expectations for the market for therapies to lower LDL-C, including the market adoption of bempedoic acid and the bempedoic acid / ezetimibe combination pill, if approved, and the expected upcoming milestones described in this press release. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Esperion’s actual results to differ significantly from those projected, including, without limitation, delays or failures in Esperion’s studies, that positive results from a clinical study of bempedoic acid may not be sufficient for FDA or EMA approval or necessarily be predictive of the results of future or ongoing clinical studies, that notwithstanding the completion of Esperion’s Phase 3 clinical development program for LDL-C lowering, the FDA or EMA may require additional development in connection with seeking regulatory approval, that DSE is able to successfully commercialize the bempedoic acid / ezetimibe combination pill and bempedoic acid, if approved, that existing cash resources may be used more quickly than anticipated, and the risks detailed in Esperion’s filings with the Securities and Exchange Commission. Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

Investor Contact:
Alex Schwartz
Esperion

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

734-249-3386
aschwartz@esperion.com

Media Contact:
Elliot Fox
W2O Group
212-257-6724
efox@w2ogroup.com

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

2.                                      Daiichi Sankyo Europe press release

Daiichi Sankyo Europe Enters into European Licensing Agreement with Esperion for Bempedoic Acid and the Bempedoic Acid / Ezetimibe Combination Tablet

•  Daiichi Sankyo Europe will market oral bempedoic acid and bempedoic acid / ezetimibe combination tablet in the European Economic Area, the U.K. and Switzerland

•  Bempedoic acid is a first-in-class, oral, once-daily ATP Citrate Lyase (ACL) inhibitor that reduces cholesterol and fatty acid synthesis in the liver[1]

•  Bempedoic acid and its fixed dose combination tablet with ezetimibe will offer additional treatment options for the large number of patients unable to reach their target LDL-C level

•  This agreement expands Daiichi Sankyo Europe’s commitment to cardiovascular care and the development of innovative, convenient and affordable treatments

•  The marketing authorization application (MAA) is expected to be submitted to the European Medicines Agency (EMA) in the second quarter of 2019 with an expected approval in 2020

Munich, Germany (January 7, 2019) — Daiichi Sankyo Europe has entered into an exclusive licensing agreement with Esperion Therapeutics (NASDAQ: ESPR) for Daiichi Sankyo Europe to market bempedoic acid and bempedoic acid / ezetimibe combination tablet in the European Economic Area and Switzerland. Daiichi Sankyo Europe will be responsible for commercialization in these territories while Esperion will be responsible for the development and manufacturing. This agreement will strengthen Daiichi Sankyo’s cardiovascular portfolio in Europe and will exploit synergies in the commercialization of the once daily anticoagulant LIXIANA® (edoxaban) and the once daily antiplatelet Efient®(prasugrel).

There is a significant need for additional treatment options for the large number of patients in Europe with hypercholesterolemia who are not at their target LDL-C level. Even in very high risk patients, only 32% are at their target LDL-C level.[2] This is particularly true for patients who are experiencing adverse drug reactions (ADRs) under statins and are therefore taking statins only at the maximum tolerated dose or no statin at all.[3]Bempedoic acid has a liver specific mode of action and therefore has the potential to avoid the muscle related ADRs associated with statin therapy.(1) Bempedoic acid can be used in combination with other lipid lowering drugs and will offer an affordable oral, once daily option for patients not at target.[4]

The robust LDL-C development program that established efficacy and safety of bempedoic acid was completed in October 2018. It included almost 4,800 patients, and approximately 3,100 patients were treated with bempedoic acid with an additional LDL-C lowering of up to 30 percent LDL-C and up to 48 percent LDL-C in combination with ezetimibe. The results demonstrate that bempedoic acid is well tolerated and confirm efficacy over an extended period of time. Rates of treatment-emergent adverse events, muscle-related adverse events and discontinuations were similar in the bempedoic acid and placebo treatment groups.[5]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

“We are very pleased to announce this license agreement for bempedoic acid which is a first-in-class treatment that will address a critical unmet need for patients who have limited options and who are not reaching their target LDL-cholesterol level,” said Rodney Smith, MD, Head of Medical Affairs at Daiichi Sankyo Europe. “The Esperion team has conducted a robust, 4,000 patient, high-quality development program to establish bempedoic acid as an efficacious and well tolerated therapeutic option and this supports our great confidence in this product that complements and strengthens our current cardiovascular portfolio, building on the success of LIXIANA®,” adds Benoit Creveau, Head of Marketing Cardiovascular at Daiichi Sankyo Europe.

Under the terms of the licensing agreement, Daiichi Sankyo Europe will make an upfront payment of $150 million to Esperion as well as additional milestone payments including $150 million upon first commercial sales and sales royalties. The potential total milestone payment is up to $900 million.

“We are very pleased to partner with Daiichi Sankyo Europe to establish bempedoic acid as the most preferred LDL-C lowering treatment option after statins for patients and physicians in Europe.  Daiichi Sankyo Europe’s 1,000 person cardiovascular commercial organization has a strong history of successfully commercializing drugs, including their oral anticoagulant, LIXIANA®, and there is significant overlap among physicians targeted for bempedoic acid.” said Tim Mayleben, president and chief executive officer of Esperion. “This agreement represents the first step in the evolution of Esperion from a pioneering development-stage company to a successful commercial-stage company.”

Esperion completed its Phase 3 LDL-C development program of bempedoic acid and bempedoic acid / ezetimibe combination tablet in October 2018. The company plans to submit New Drug Applications (NDAs) to the Food and Drug Administration (FDA) during the first quarter of 2019 and Marketing Authorization Applications (MAAs) to the European Medicines Agency (EMA) during the second quarter of 2019. FDA and EMA LDL-C approval decisions are expected during the first half of 2020. The global cardiovascular outcomes trial of bempedoic acid, CLEAR Outcomes, is ongoing and cardiovascular risk reduction data are expected during 2022.

Bempedoic Acid / Ezetimibe Combination Tablet

Through the complementary mechanisms of action of inhibition of cholesterol synthesis (bempedoic acid) and inhibition of cholesterol absorption (ezetimibe), the bempedoic acid / ezetimibe combination tablet is a non-statin, orally available, once-daily, LDL-C lowering therapy. Inhibition of ATP Citrate Lyase (ACL) by bempedoic acid reduces cholesterol biosynthesis and lowers LDL-C by up-regulating the LDL receptor. Inhibition of Niemann-Pick C1-Like 1 (NPC1L1) by ezetimibe results in reduced absorption of cholesterol from the gastrointestinal tract, thereby reducing delivery of cholesterol to the liver, which in turn upregulates the LDL receptors. Phase 3 data demonstrated that this well tolerated combination results in a 35 percent lowering of LDL-C when used with maximally tolerated statins, a 43 percent lowering of LDL-C when used as a monotherapy, and a 34 percent reduction in high sensitivity C-reactive protein (hsCRP). Rates of treatment-emergent adverse events, muscle-related adverse events and discontinuations were similar in the bempedoic acid and placebo treatment groups.[6]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Bempedoic Acid

With a targeted mechanism of action, bempedoic acid is a first-in-class, complementary, oral, once-daily ATP Citrate Lyase (ACL) inhibitor that, reduces cholesterol and fatty acid biosynthesis, and lowers LDL-C by up-regulating the LDL receptor. Similar to statins, bempedoic acid also reduces high sensitivity C-reactive protein (hs-CRP), a key marker of inflammation associated with cardiovascular disease.(5) Bempedoic acid is a prodrug that requires activation by the very long-chain acyl-Co synthetase-1 (ACSVL1). Furthermore, it was demonstrated that the absence of ACSVL1 in skeletal muscle provides a mechanistic basis for bempedoic acid to potentially avoid the myotoxicity associated with statin therapy.(1) Completed Phase 2 and Phase 3 studies conducted in almost 4,800 patients, and approximately 3,100 patients treated with bempedoic acid, have produced an additional 20 percent LDL-C lowering when used with maximally tolerated statins, up to 30 percent LDL-C lowering as monotherapy, 35 percent LDL-C lowering in combination with ezetimibe when used with maximally tolerated statins and up to 48 percent LDL-C lowering in combination with ezetimibe as monotherapy.(5)

The effect of bempedoic acid on cardiovascular morbidity and mortality has not yet been determined. The company initiated a global cardiovascular outcomes trial (CVOT) to assess the effects of bempedoic acid on the occurrence of major cardiovascular events in patients with, or at high risk for, cardiovascular disease (CVD) who are only able to tolerate less than the lowest approved daily starting dose of a statin and considered “statin intolerant.” The CVOT — known as CLEAR Outcomes — is an event-driven, randomized, double-blind, placebo-controlled study expected to enroll approximately 12,600 patients with hypercholesterolemia and high CVD risk at over 1,000 sites in approximately 30 countries.[7]

About Daiichi Sankyo

Daiichi Sankyo Group is dedicated to the creation and supply of innovative pharmaceutical products to address diversified, unmet medical needs of patients in both mature and emerging markets. With over 100 years of scientific expertise and a presence in more than 20 countries, Daiichi Sankyo and its 15,000 employees around the world draw upon a rich legacy of innovation and a robust pipeline of promising new medicines to help people. In addition to a strong portfolio of medicines for hypertension and thrombotic disorders, under the Group’s 2025 Vision to become a “Global Pharma Innovator with Competitive Advantage in Oncology”, Daiichi Sankyo research and development is primarily focused on bringing forth novel therapies in oncology, including immuno-oncology, with additional focus on new horizon areas, such as pain management, neurodegenerative diseases, heart and kidney diseases, and other rare diseases. For more information, please visit: www.daiichisankyo.com.

Product Communications Contact

Lydia Worms

Daiichi Sankyo Europe GmbH

+49 (89) 7808751

lydia.worms@daiichi-sankyo.eu

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

[1] Pinkosky L. et al. Liver-specific ATP-citrate lyase inhibition by bempedoic acid decreases LDL-C and attenuates atherosclerosis. Nature. 2016: 10.1038.

[2] De Backer G. et al. Lipid Management of Patients with Coronary Heart Diseasein 27 Countries in Europe: Results of EUROASPIRE V Survey of the European Society of Cardiology. Presented at EAS 2018. Available at https://www.eas-society.org/news/399857/EAS2018-Late-Breaking-Clinical-Trial-EUROASPIRE-V.htm. Last accessed 20 December 2018.

[3] Rosei EA et al. Management of Hypercholesterolemia, Appropriateness of Therapeutic Approaches and New Drugs in Patients with High Cardiovascular Risk. High Blood Press Cardiovasc Prev. 2016; 23(3): 217—230.

[4] Thompson PD et al. Treatment with ETC-1002 alone and in combination with ezetimibe lowers LDL cholesterol in hypercholesterolemic patients with or without statin intolerance. Journal of Clinical Lipidology. 2016; 10:5560567.

[5] Phase 3 Top-Line Results from Study 2 & Cumulative Phase 3 Program Results. Esperion Investor Presentation. Oct 29, 2018. Available at https://investor.esperion.com/static-files/32936da0-96f9-40e5-a12b-bd00ece6698d. Last accessed December 12, 2018.

[6] Top-Line Results from the Bempedoic Acid / Ezetimibe Combination Pill Phase 3 Study. Esperion Investor Presentation. Aug 27, 2018. Available at https://investor.esperion.com/static-files/1639de53-9494-4299-98a5-0b6f1317678a. Last accessed December 12, 2018.

[7] Evaluation of Major Cardiovascular Events in Patients With, or at High Risk for, Cardiovascular Disease Who Are Statin Intolerant Treated with Bempedoic Acid (ETC-1002) or Placebo (CLEAR Outcomes). Available at https://clinicaltrials.gov/ct2/show/NCT02993406?term=bempedoic+acid&rank=4. Last accessed December 12, 2018.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Schedule 10.2

Disclosure Schedule

[***]

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Schedule 10.2.5

Esperion Patent Rights

I.  Esperion Patent Filings

The Company is the sole owner and assignee of the following Patent Rights unless otherwise noted.

[***]